 Filed Pursuant to Rule 424(b)(5)
 Registration Number 333-290963
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 20, 2025)
22,913,630 Ordinary Shares
Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares
7,500,000 Ordinary Shares issuable upon exercise of the Pre-funded Warrants
Class E Warrants to purchase up to 60,827,260 Ordinary Shares
60,827,260 Ordinary Shares issuable upon exercise of the Class E Warrants of
SEALSQ Corp
We are offering in a registered direct offering to certain investors (the “Investors”) (i) 22,913,630 Ordinary Shares, par value US$0.01 per share (our “Ordinary Shares”), (ii) Pre-funded warrants to purchase up to 7,500,000 Ordinary Shares (the “Pre-funded Warrants”), (iii) 7,500,000 Ordinary Shares issuable upon the exercise of the Pre-funded Warrants, (iv) Class E warrants to purchase up to 60,827,260 Ordinary Shares on or prior to the date that is seven years after the date such warrants are issued (the “Class E Warrants” and together with the Pre-funded Warrants, the “Warrants”), and (v) 60,827,260 Ordinary Shares issuable upon the exercise of the Class E Warrants.
Each Ordinary Share and Pre-funded Warrant we sell will be accompanied by one Class E Warrant at a combined offering price of $4.11. The Ordinary Shares, or Pre-funded Warrants in lieu thereof, and Class E Warrants are immediately separable and will be issued separately but can only be purchased together in this offering. Each Class E Warrant is immediately exercisable for one Ordinary Share at an exercise price of $5.50 per Ordinary Share and expires seven years from the date of issuance. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.
There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Our Ordinary Shares, the Warrants, and the Ordinary Shares issuable upon the exercise of the Warrants are sometimes collectively referred to herein as the “securities.” The Ordinary Shares and Warrants offered to the Investors will be issued pursuant to this prospectus supplement, the accompanying base prospectus, and a securities purchase agreement, dated as of March 15, 2026, by and between us and each of the Investors (the “Securities Purchase Agreement”). See “Description of Ordinary Shares” on page 28 of the accompanying base prospectus and “Description of Warrants” on page S-22 of this prospectus supplement and page 36 of the accompanying base prospectus for a more complete description of the securities offered hereby.
We engaged Maxim Group LLC to act as our sole placement agent (the “Placement Agent” or “Maxim”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities.
Our Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “LAES.” The last reported sale price of our Ordinary Shares on the Nasdaq Global Select Market on March 13, 2026 was $3.86 per Ordinary Share.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 8 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying base prospectus concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Ordinary Share and accompanying Class E Warrant	Per Pre-funded Warrant and accompanying Class E Warrant	Total
Public offering price	$4.11	$4.1099	$124,999,269.30
Placement Agent fees(1)	$0.2466	$0.2466	$7,500,001.16
Proceeds to us, before expenses	$3.8634	$3.8633	$117,499,268.14

(1)
We have also agreed to reimburse the Placement Agent for certain of their offering-related expenses. See “Plan of Distribution” for additional information regarding Placement Agent fees and estimated expenses.

The delivery to purchasers of the securities offered and sold in this offering is expected to be made on or about March 17, 2026, subject to satisfaction of certain customary closing conditions.

MAXIM GROUP LLC
Prospectus Supplement dated March 15, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3ASR (Registration No. 333-290963), that we filed with the United States Securities and Exchange Commission (“SEC”) using a “shelf” registration process. The accompanying base prospectus and the information incorporated by reference therein provides you with a general description of us and the securities that may be offered, some of which do not apply to this offering. The prospectus supplement and the information incorporated by reference herein contains specific information about the terms of this offering. A prospectus supplement also adds, updates, or changes the information contained in the accompanying base prospectus.
This prospectus supplement relates to the offering of our securities. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our securities and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the Placement Agent, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.
We prepare our financial statements in United States dollars and in accordance with United States generally accepted accounting principles.
All references in this prospectus to “$,” “US$,” “U.S. Dollars” and “dollars” are to United States dollars.
Unless otherwise indicated, references to “SEALSQ,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, SEALSQ Corp, and its subsidiaries, except where the context otherwise requires.
This prospectus supplement, the base prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus supplement and the base prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the base prospectus are the property of their respective owners.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “projects,” “forecasts” and variations of such words and similar expressions, as they relate to us, WISeKey International Holding S.A., our parent company (“WISeKey”), our management or third parties, are intended to identify the forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial performance, results of operations, market data, events or developments that SEALSQ expects or anticipates will occur in the future, as well as any other statements which are not historical facts. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements are based on information available as of the date of this prospectus supplement, involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements.
These forward-looking statements include, but are not limited to, statements relating to:
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Our anticipated goals, growth strategies and profitability;

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Future operating or financial results;

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Our planned capital expenditure program for additional production lines to be added to our supply chain;

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The development of our post-quantum cryptography products and our expectation to generate revenue from such products;

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The potential for post-quantum cryptography products and estimated market size and market growth including with respect to our long-term business strategy for post-quantum cryptography;

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Our intention to make investments in sales and marketing operations including research and development (“R&D”) of new products such as post- quantum cryptography;

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Our plans for global customer base expansion;

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The establishment of a Design Center, Outsource Semiconductors Assembly and Testing (“OSAT”) and Personalization project and the projected additional revenue that it will generate;

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Our anticipated pipe growth in 2026;

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Our belief that the products resulting from our R&D will create additional opportunities for growth;

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Our expectation about the development of the markets for SEALSQ, including post-quantum cryptography products, customized security offerings through Application-Specific Integrated Circuit (“ASICs”), expanding the role of Metaverse, increase in cyber threats and growth of secure hardware market, growing demand for Internet of Things (“IoT”) solutions, and increase in cybersecurity spending based on recent regulations and legislation;

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Our intent to invest heavily in the ongoing development of our products and technology, including anticipated fab capacity expansion and utilization and expected ramp and production timelines for the Company’s post-quantum semiconductors;

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Our expectation that we will continue to gain several benefits from our parent company, WISeKey, including the financial reporting and legal support via certain service agreements;

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Our forecasted decrease in the sales of our traditional semiconductor chips, as our customers transition towards post- quantum semiconductor technologies;

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Our investment in quantum-as-a-service and quantum computing in the cloud;

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Changes in global trade policies, including the adoption and expansion of tariffs and trade barriers, that could affect the macro- economic environment and adversely impact the demand for our products;

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The availability and costs of equipment, raw materials, utilities, third-party manufacturing services and technology, or other supplies required by our operations;

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The timing, size, composition, and performance of our treasury fund, including our plans to acquire, hold, rebalance, or dispose of Bitcoin, Ethereum, HBAR and WECAN, expected benefits to liquidity, diversification, capital allocation, and shareholder value, and our risk management, custody, accounting, and compliance practices;

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The anticipated future growth of the Company as a result of the acquisition of IC’ALPS;

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The future revenue that will be generated by IC’ALPS; and

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Assumptions underlying or related to any of the foregoing.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us and are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those factors include, in addition to those set forth in Item 3.D. “Risk Factors” of our 2024 Annual Report on Form 20-F and those included elsewhere in this report, among others, the following:
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Risks related to research and development timelines, technical feasibility, fabrication yields, process variability, device reliability and scaling of quantum chip architectures;

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The adoption by developers and customers of quantum computing;

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Our ability to sell post-quantum cryptography products to customers;

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The inability to realize estimated financial position, results of operations or cash flows;

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Our ability to anticipate market needs and opportunities;

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Our ability to attract new customers and retain existing customer base;

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Our ability to foster innovation, to develop new products and enhancements to our existing products;

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The demand for our products or for the goods into which our products are incorporated;

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Our expectation that order commitments and non-cancellable orders we received are properly executed;

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The sufficiency of our cash and cash equivalents to meet our liquidity needs;

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The impact of any supply chain disruption that we may experience;

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Our dependency on the timely supply of equipment and materials from our third-party suppliers;

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Our ability to protect our intellectual property rights;

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Our ability to keep pace with technical advances in cryptography and semiconductor design;

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Our ability to raise funds for investment by cash flow from operating activities, advance payments from a key customer, and grants and other available subsidies from funding agencies;

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Our ability to reduce our cost structure and general and administrative costs;

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Our ability to attract and retain qualified employees and key personnel;

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Our ability to attract new customers and retain and expand within our existing customer base;

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Our ability to foster innovation, to develop new products and enhancements to our existing products;

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Our ability to integrate IC’ALPS into our existing operations and realize anticipated benefits, synergies, efficiencies, cost savings, and growth opportunities, and the timing thereof;

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The future growth of the information technology and cybersecurity industry;

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Risks relating to SEALSQ’s ability to implement its growth strategies;

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Our ability to successfully form new strategic partnerships with our alliance partners;

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Our ability to continue beneficial transactions with material parties, including WISeKey and a limited number of significant customers;

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Our ability to prevent security breaches and unauthorized access to confidential customer information;

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Our ability to comply with modified or new laws and regulations relating to our industries;

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The activities of our competitors and the introduction of competing products by our competitors;

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Market demand and semiconductor industry conditions;

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Our ability to successfully introduce new technologies and products;

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Uncertain negative effects from the imposition by the United States of tariffs, sanction or other restrictions;

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The cyclical nature of the semiconductor industry;

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An economic downturn in the semiconductor industry;

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Our ability to comply with U.S. and other applicable international laws and regulations;

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Changes in our overall tax position as a result of changes in tax laws or tax rates, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact our results of operations as well as our ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

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Fluctuations in the exchange rates between the U.S. dollar and the other major currencies we use for our operations;

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Our ability to collect accounts receivable;

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Changes in certain commodities used as raw material, which may affect our gross margin; and

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How long we will qualify as an emerging growth company or a foreign private issuer.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU TO IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUPPLEMENT SUMMARY
This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Annual Report”). Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.
About Our Company
This summary highlights selected information contained elsewhere in this prospectus supplement that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and accompanying base prospectus, including the risks related to our business, our industry and investing in our securities that we describe under “Risk Factors,” and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement before making an investment in our securities.
Business Strategy
Our strategy involves (i) developing post-quantum technology hardware and software solutions and (ii) using our cash and other sources of liquidity to maximize shareholder value, including through potential investment and/or acquisition opportunities.
Post-Quantum Technology
SEALSQ is a leading innovator in Post-Quantum Technology hardware and software solutions. Our technology seamlessly integrates Semiconductors, Public Key Infrastructure (“PKI”), and Provisioning Services, with a strategic emphasis on developing state- of-the-art Quantum Resistant Cryptography and Semiconductors designed to address the urgent security challenges posed by quantum computing. Our products are engineered to safeguard critical systems, enhancing resilience and security across diverse industries.
SEALSQ was established as a subsidiary of WISeKey International Holding AG, combining decades of expertise in cryptographic security and trusted digital infrastructure. Headquartered in Switzerland, we operate across Europe, the United States, and other strategic markets. Our solutions provide the foundation of digital trust for businesses and governments worldwide.
SEALSQ’s comprehensive portfolio, which includes secure microcontrollers, PKI services, compliance with IoT standards like Matter, GSMA eUICC root certificates, tailored ASICs, and post-quantum cryptography capabilities, uniquely positions the Company to address evolving market needs. These capabilities, combined with SEALSQ’s entry into the Trust Platform Module (“TPM”) market, ensure strong growth potential and market leadership in the cybersecurity and IoT sectors.
SEALSQ delivers integrated digital security solutions that combine four critical components into a unified offering: Root-of-Trust, Secure Chips, trusted Identity Generation and Management (PKI), and Personalization Services. Together, these components ensure the confidentiality, integrity, and authenticity of connected devices and digital communications.
Our offerings are structured around four foundational technology pillars:
1.
Our Swiss-based Post Quantum Root of Trust:

Offering neutrality, reliability, and is certified by leading industry standards such as WebTrust (browsers), Matter (Smart Home), and Wi-SUN (Smart Grid).

2.
Public Key Infrastructure Services:

Leveraging this root-of-trust we offer a SaaS solution to issue and manage cryptographic credentials that authenticate users, devices, and systems. Our platform uses Quantum Resistant Cryptographic Algorithms recommended by the National Institute of Standards and Technology (NIST).
3.
Personalization Services:

Industrial-scale systems for embedding digital identities into secure microcontrollers, enabling seamless integration and secure operation at scale.
4.
Quantum Resistant certified secure microcontrollers:

Designed to protect and store digital identities, ensuring robust authentication for connected devices and systems.
SEALSQ’s comprehensive product range meets the growing demand for secure, certified solutions across industries:
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Post-Quantum Chips: SEALSQ has recently entered the TPM market through the QVault™ Trusted Platform Module and commercially launched, in Q4 2025, the Quantum Shield QS7001™ secure microcontroller with quantum-resistant cryptographic capabilities.

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VaultIC Secure Microcontrollers: Pre-certified cryptographic chips for IoT devices, enabling secure authentication and protection against cyber threats. Recent innovations include VaultIC292 for Matter & devices, and VaultIC408 for smart meters and industrial IoT.

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Public Key Infrastructure: INeS, our PKI-as-a-Service software leverages on our Swiss-based Root of Trust to conveniently and scalably issue and manage trusted device identities ensuring IoT device compliance with protocols such as Matter, Wi-SUN, and WebTrust. Our PKI solutions now include post-quantum algorithms to protect against quantum threats.

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Personalization Services: Enabling clients to pre-provision private keys and certificates into chips within 4 weeks, reducing costs and time-to-market. But also, on-line or off-line during device manufacturing using our INeS Box device.

SEALSQ solutions serve high-growth industries requiring secure, scalable, and certified solutions. Some examples of the use cases of our products are as follows:
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Smart Homes & Consumer Electronics: SEALSQ products help device makers accelerating time to market and reducing costs by easing compliance with the growingly adopted Matter protocol that ensures secure and seamless interoperability across connected devices, addressing a market projected to reach $78 billion by 2025 (Source: Statista 2023).

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Automotive: Securing Plug-and-Charge infrastructure (EV Charging stations), a sector expected to grow at a 31% CAGR through 2030 (Source: Fortune Business Insights 2022).

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IoT and Smart Cities: Protecting billions of IoT devices, with the number of connected devices requiring protection anticipated to reach 28.3 billion units by 2027 (Source: IoT Analytics 2023).

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Critical Infrastructure: Securing smart grids and utilities through FIPS 140-3 certified solutions.

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Healthcare: Enabling secure communication for medical devices and sensitive patient data.

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Industrial IoT: Providing tamper-resistant chips for sensors and mission-critical systems.

SEALSQ semiconductors and PKI services contribute to secure millions of objects: luxury products, routers, gateways, utilities meters, E.V. chargers, drones, authentication dongles, storage memory USB sticks, medical devices, connected door-locks, and a variety of other electronic consumers devices.
Investment Policy
On September 3, 2025, the Board of Directors of SEALSQ (the “Board”) authorized the establishment of an investment committee (the “Investment Committee”) comprised of a minimum of three members of the Board with a mandate to oversee the implementation of SEALSQ’s investment policy (the “Investment Policy”). In accordance with the Board resolution, the Board has delegated authority to manage SEALSQ’s portfolio of securities or other investments to the Investment Committee, together with such personnel and advisors as the Investment Committee may choose. The Investment Committee is expected to regularly review risks related to the Company’s investment portfolio, including concentration risk. When allocating cash to various investment opportunities and considering related investment risks, the Investment Committee is expected to consider market-based factors, including risk adjusted after-tax yields. When reviewing concentration risk, the Investment Committee should consider the liquidity needs of SEALSQ, among other things. Investments are to be made in accordance with the guidelines in the Investment Policy that will be reviewed at least annually, with oversight conducted by senior officers and the Investment Committee.
The overall goals of the Investment Policy are to provide sufficient liquidity to meet the day-to-day financial obligations of SEALSQ, and to optimize investment returns within the guidelines of the Investment Policy. Permissible investment instruments include cash and cash equivalents (e.g. bank obligations, money market funds, and commercial paper), fixed income securities (e.g. obligations of the U.S. Treasury and U.S. Government, tax exempt obligations of states and municipalities, and corporate bonds/notes), equity securities (limited to those listed on the New York Stock Exchange (“NYSE”), NYSE American, NYSE Arca or the Nasdaq Stock Market and in compliance with the listing standards of the applicable exchange) and certain crypto-currencies, including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), WECAN tokens (which are Ethereum-based native utility token compliant with the ERC-20 standard tokens issued by WeCan Group SA, a Swiss blockchain and data compliance company in which SEALSQ Corp has a 28.30% equity stake, as of September 9, 2025), and other tokens subject to approval by the Investment Committee. Individual exceptions to the Investment Policy may only be made by the unanimous agreement of the Investment Committee or, if the Investment Committee is unable to reach unanimous agreement on such exception, by the Board.
On September 3, 2025, as part of the establishment by SEALSQ of the Investment Committee, the Board approved the addition of Bitcoin, Ethereum, HBAR, and WeCan Tokens (collectively, the “Approved Crypto-Currencies”) as treasury reserve assets, so that up to $30 million of SEALSQ cash, or proceeds from future debt and equity issuances, may be invested in the Approved Crypto-Currencies.
The Investment Committee will direct the investment activity of SEALSQ in public and private markets pursuant to authority granted by the Board. Depending on certain market conditions and various risk factors, members of the Investment Committee, each in their personal capacity or through affiliated investment vehicles, may at times invest in the same securities, instruments or other assets (including crypto-currencies) in which SEALSQ invests. The Board anticipates that such investments will align the interests of SEASLQ with the interests of related parties because it places the personal resources of such Investment Committee members at risk in substantially the same manner as resources of SEASLQ in connection with investment decisions made by the Investment Committee on behalf of the Company.
In December 2023, the FASB issued ASU No. 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets.” This standard provides accounting and disclosure guidance for crypto assets that meet the definition of an intangible asset and certain other criteria. In-scope assets are subsequently measured at fair value with changes recorded in the income statement. The standard requires separate presentation of (1) in-scope crypto assets from other intangible assets and (2) changes in the fair value of those crypto assets. Disclosure of significant crypto asset holdings and an annual reconciliation of the beginning and ending balances of crypto assets are also required. This ASU becomes effective for annual periods beginning in 2025, including interim periods, with early adoption permitted. SEALSQ has adopted this policy and there was no impact of this standard on its historic consolidated financial statements. SEALSQ anticipates that this standard may have an impact on its consolidated financial statements in the future due to potential fluctuations in the value of its proposed investment in the Approved Crypto-Currencies.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.
In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company.
For as long as we take advantage of the reduced reporting obligations, the information that we provide our shareholders may be different from information provided by other public companies.
Foreign Private Issuer
As a foreign private issuer, we are permitted to, and we do, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.
We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the Nasdaq corporate governance practices required to be followed by domestic U.S. companies listed on Nasdaq. The standards applicable to us are considerably different from the standards applied to domestic U.S. issuers. For instance, we are not required to:
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have a majority of the board of directors be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

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have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

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have regularly scheduled executive sessions with only independent directors.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq.
Because we qualify as a foreign private issuer under the Exchange Act, we are also exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act related to liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material non-public information under Regulation FD.

Recent Developments
Registered Direct Offering and Concurrent Private Placement
Securities Purchase Agreement
On October 15, 2025, we entered into a securities purchase agreement (the “October 2025 Purchase Agreement”) with certain institutional investors pursuant to which we agreed to sell and issue in a registered direct offering to the investors 12,640,000 Ordinary Shares at an offering price of $7.50 per share.
In a concurrent private placement pursuant to the October 2025 Purchase Agreement, we agreed to sell to the investors (i) unregistered pre-funded warrants (the “October 2025 Pre-funded Warrants”) to purchase up to 14,026,666 Ordinary Shares and (ii) unregistered Class D Warrants (the “Class D Warrants,” together with the October 2025 Pre-funded Warrants, the “Private Warrants”) to purchase up to 53,333,332 Ordinary Shares at a combined offering price of $7.50 per pre-funded warrant and accompanying Class D Warrants.
The Private Warrants and the Ordinary Shares issuable upon the exercise of the Private Warrants were offered in the in the concurrent private placement pursuant to the exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
The gross proceeds to the Company from the offering were approximately $200,000,000, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.
Placement Agency Agreement
On October 15, 2025, we entered into a placement agency agreement with Maxim, pursuant to which we agreed to pay Maxim an aggregate fee equal to 6.0% of the aggregate gross proceeds we received from the sale of the Ordinary Shares and Private Warrants in the offering. We also agreed to reimburse Maxim for up to $100,000.00 in accountable expenses, including it’s legal counsel’s fees.
Nasdaq Global Select Market
On October 23, 2025, we received approval from The Nasdaq Stock Market to transfer the listing of our Ordinary Shares from The Nasdaq Capital Market to The Nasdaq Global Select Market, and our Ordinary Shares commenced trading on the Nasdaq Global Select Market on October 27, 2025, under the symbol “LAES.”
Chief of Staff and Group AI Officer
On November 17, 2025, we appointed Dr. Ballester Lafuente as Chief of Staff and Group AI Officer to lead cross-company initiatives related to the integration of artificial intelligence across our operations.
Lease
On January 29, 2026, we and WISeKey SA, acting jointly and severally as tenants, entered into a commercial lease agreement with Swiss Life AG for new headquarters office space located at Esplanade de Pont-Rouge 4-6, 1212 Grand-Lancy, Geneva, Switzerland. The leased premises consist of approximately 1,545 square meters of office space. The lease has a ten-year term commencing August 1, 2026 and expiring July 31, 2036, with a five-year renewal option exercisable upon notice by July 31, 2035, and includes a one-time early termination right exercisable on July 31, 2031, upon 12 months’ prior notice and payment of a CHF 386,250.00 indemnity. Total annual gross rent, including ancillary costs and VAT, is approximately CHF 1,015,383.30, subject to 100% indexation to the Swiss Consumer Price Index. We expect to relocate our headquarters to the new premises in August 2026.
Quobly Update
On February 20, 2026, we and Quobly SAS mutually agreed to discontinue discussions regarding a potential majority investment or acquisition of Quobly and to explore the possibility of a minority investment to be discussed in connection with Quobly’s anticipated Series A financing round. The parties intend to continue the technical and industrial collaboration previously announced and the discussions about minority investment are ongoing.
Sales under the ATM Facility
On May 19, 2025, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and Maxim, pursuant to which we may elect to sell, from time to time through Cantor, acting as the sole designated sales agent and/or principal, Ordinary Shares, having an aggregate offering amount of up to $100,000,000.00 (the “ATM Facility”).
As of March 13, 2026, we sold an aggregate of 15,450,000 Ordinary Shares under the ATM Facility.

Reports on Form 6-K
Information contained in our Reports on Form 6-K furnished by us to the SEC on March 21, 2025, March 24, 2025, April 9, 2025, May 1, 2025, May 6, 2025, May 14, 2025, May 19, 2025, May 20, 2025, May 22, 2025, May 27, 2025, June 17, 2025, July 15, 2025, August 4, 2025, September 22, 2025, September 26, 2025, October 7, 2025, October 9, 2025 (Film No. 251383869), October 14, 2025 (Film No. 251389944), October 14, 2025 (Film No. 251391690), October 16, 2025, October 24, 2025, November 19, 2025 (Film No. 251499219), November 20, 2025, November 25, 2025, December 10, 2025, December 18, 2025, January 14, 2026 (Film No. 26533440), January 14, 2026 (Film No. 26533445), February 18, 2026 (Film No. 26648458), February 23, 2026 (Film No. 26662290), March 2, 2026 (Film No. 26703587).
Information contained in Exhibit 99.2 (except for Sections 1.1, 1.2, 2.2.3, 2.2.4, 2.3.1, and 2.4) and Exhibit 99.3 to the Report on Form 6-K furnished by us to the SEC on September 9, 2025.
Corporate Information
SEALSQ Corp is a BVI business company incorporated and existing under the laws of the British Virgin Islands. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Our principal executive offices and effective place of management are located at Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland. Our telephone number from the United States is 011 41 22 594 3000. Our website can be accessed at www.SEALSQ.com. The information on or linked to on our website is not a part of this prospectus supplement.

THE OFFERING
The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.
Ordinary Shares Offered by Us
22,913,630 Ordinary Shares.
Pre-funded Warrants Offered by Us
Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares. Each Pre-funded Warrant is exercisable for one Ordinary Share at an exercise price of $0.0001 per Ordinary Share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 7,500,000 Ordinary Shares upon the exercise of the Pre-funded Warrants. For more information, see the section titled “Description of Warrants” on page S-22 of this prospectus supplement.
Class E Warrants Offered By Us
Class E Warrants to purchase up to 60,827,260 Ordinary Shares. The Class E Warrants are immediately exercisable and may be exercised at any time on or prior to the date that is seven years after the date such warrants are issued. Each Class E Warrant is exercisable for one Ordinary Share at an exercise price of $5.50. This prospectus supplement also relates to the offering of 60,827,260 Ordinary Shares upon the exercise of the Class E Warrants. For more information, see the section titled “Description of Warrants” on page S-22 of this prospectus supplement.
Ordinary Shares Outstanding After This Offering
215,123,759 Ordinary Shares (or 283,451,019 Ordinary Shares if the Pre-funded Warrants and Class E Warrants were exercised in full).
Offering Price Per Ordinary Share and Associated Warrant
$4.11 per Ordinary Share and accompanying Class E Warrant.
Offering Price Per Pre-funded Warrant and Associated Warrant
$4.1099 per Pre-funded Warrant and accompanying Class E Warrant.
Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $116,900,000.00, after deducting the placement agent fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering primarily for funding our Post-Quantum and Quantum commercialization roadmap. We may also use the net proceeds for general corporate purposes. General corporate purposes include the deployment of our next-generation post-quantum semiconductor technology and ASIC capabilities in the United States, to support working capital, additions to working capital, financing of capital expenditures and future acquisitions and strategic investment opportunities. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors
See the sections titled “Risk Factors” commencing on page S-12 of this prospectus supplement and in our base prospectus and the Annual Report and other filings incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.
Listing
Our Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “LAES.”
Lock-Up
We and certain of our directors, officers and affiliates, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 90 days after the closing date of the offering to which this prospectus supplement relates. See “Plan of Distribution” for more information.
Transfer Agent
Computershare Trust Company, N.A. is the registrar and transfer agent of our Ordinary Shares.
The number of our Ordinary Shares to be outstanding after this offering is based on 192,210,129 of our Ordinary Shares outstanding as of March 13, 2026 and excludes the following:
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1,345,898 Ordinary Shares issuable upon the exercise of options to purchase up to 1,345,898 Ordinary Shares at an exercise price of $0.01 per share issued under our Ordinary Share Option Plan;

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11,271,301 Ordinary Shares reserved and available for future issuance under our Ordinary Share Option Plan;

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up to 13,000,000 Ordinary Shares issuable upon the exercise of the Class B Warrants at an exercise price of $4.60 per share;

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up to 26,250,000 Ordinary Shares issuable upon the exercise of the Class C Warrants at an exercise price of $5.10 per share;

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up to 53,333,332 Ordinary Shares issuable upon the exercise of the Class D Warrants at an exercise price of $9.25 per share;

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up to 60,827,260 Ordinary Shares issuable upon the exercise of the Class E Warrants sold in this offering at an exercise price of $5.50 per share; and

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up to 7,500,000 Ordinary Shares issuable upon the exercise of the Pre-funded Warrants sold in this offering at an exercise price of $0.0001 per share.

RISK FACTORS
An investment in our Ordinary Shares involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus supplement, the base prospectus and incorporated by reference herein and therein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.
Risks Related to this Offering
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for SEALSQ.
Purchasers may experience immediate dilution in the net tangible book value per Ordinary Share of the Ordinary Shares purchased in the offering.
The offering price per share and accompanying Class E Warrants in this offering may exceed the pro forma as adjusted net tangible book value per Ordinary Share outstanding prior to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding Ordinary Shares. Dilution represents the difference between the price per Ordinary Share and accompanying Class E Warrant paid by purchasers in this offering and the pro forma as adjusted net tangible book value per Ordinary Share immediately after giving effect to this offering. As of June 30, 2025, our net tangible book value was $118.1 million, or $0.95 per Ordinary Share.
Our pro forma net tangible book value as of June 30, 2025 would have been approximately $479.6 million, or $2.50 per Ordinary Share, after giving effect to the issuance of (i) 1,042,883 Ordinary Shares at a price of $0.01 per share during the period from September 16, 2025 to March 13, 2026 pursuant to stock option exercises under our Ordinary Share Option Plan; (ii) 823,988 Ordinary Shares on August 4, 2025 at a calculated share price of $2.77 per share in partial consideration for the acquisition of IC’ALPS; (iii) 15,000,000 Ordinary Shares on July 14, 2025 at an offering price of $4.00 per share pursuant to a registered direct offering; (iv) 7,944,863 Ordinary Shares during the period from September 23, 2025 to March 13, 2026 at an average sales price of $5.39 per share pursuant to sales under our ATM Facility; (v) Ordinary Shares upon the exercise of the Class A Warrants at a price of $4.60 per share and the payment for certain pre-funded warrants on October 3, 2025; (vi) Ordinary Shares upon the exercise of 2,000,000 Class B Warrants at a price of $4.60 per share on October 15, 2025; and (vii) 12,640,000 Ordinary Shares on October 15, 2025 at an offering price of $7.50 per share and issuance during the period from October 16, 2025 to October 23, 2025 of 14,026,666 Ordinary Shares upon exercise of 14,026,666 pre-funded warrants at a total price of $7.50 per warrant, including the exercise price.
Our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $596.5 million, or $2.77 per Ordinary Share, after giving effect to the issuance in this offering of 22,913,630 Ordinary Shares and Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares and accompanying Class E Warrants to purchase up to 60,827,260 Ordinary Shares at a combined offering price of $4.11 per Ordinary Share and accompanying Class E Warrant, and after deducting aggregate offering expenses paid by us.

This represents an immediate increase in pro forma as adjusted net tangible book value to existing shareholders of $0.27 per Ordinary Share and an immediate dilution to purchasers in this offering of $1.34 per Ordinary Share.
See the section entitled “Dilution” on page S-27 below for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares. We cannot assure you that we will be able to sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is equal to or greater than the price per Ordinary Share and accompanying Warrants paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per Ordinary Share and accompanying Warrants in this offering. In addition, the market price of our Ordinary Shares could fall as a result of resales of any of these Ordinary Shares due to an increased number of Ordinary Shares available for sale in the market.
Risks Related to the Warrants
There is no public trading market for the Warrants to purchase Ordinary Shares in this offering.
There is no established public trading market for the Warrants being sold in this offering, and we do not expect such a market to develop. This may negatively affect the market value of the Warrants and your ability to transfer or sell your Warrants. In addition, we do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.
The market price of our Ordinary Shares, which has been volatile and may continue to be volatile, may adversely affect the value of the Warrants sold in this offering, and you may not be able to recover the value of your investment.
The market price of our Ordinary Shares, which has been volatile and may continue to be volatile, will affect the value of the Warrants sold in this offering. The market price of our Ordinary Shares will likely fluctuate in response to a number of factors, including our financial condition and operating results, as well as economic, financial, geo-political and other factors, many of which are beyond our control. In order for you to recover the value of your investment in the Warrants, the market price of our Ordinary Shares must increase from the price in effect on the date of this prospectus supplement. However, there can be no assurance that the price of our Ordinary Shares will exceed the price required for you to achieve a positive return on your investment upon a warrant exercise date.
The Warrants are speculative in nature.
The Warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Moreover, following this offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their exercise price. There can be no assurance that the market price of the Ordinary Shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.
The holders of the Warrants will have no rights as shareholders until they acquire Ordinary Shares.
Until you become a holder of record of our Ordinary Shares issued upon settlement of your Warrants, you will have no rights with respect to such shares, including rights to vote or rights to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs on or after the date you become the holder of record of such shares.
Risks Related to Our Business and Industry
Delays in development, launch and/or rollout of our next-generation post-quantum cryptography products and services could have a material adverse effect on its business, results of operations and financial condition.
We completed the commercial release of our post-quantum cryptography products in Q4 2025, which are currently in the process of completing required certifications, with the first revenues expected to be generated in the second half of 2026. While we expect to recognize revenue in 2026 relating to the implementation of the new technologies into its planned Open Semiconductor and Test centers including the provision of professional services, it projects to start to generate returns from the full-scale commercial deployment of the post-quantum resistant chips starting in the second half of 2026. However, if we experience delays in the production of these products, or if there are issues with the integration of the new chip into potential client solutions, it could have a material adverse effect on our business, results of operations and financial condition. Delays could result from either the “qualification” process, the “certification” process or both. While we have expanded revenue streams from Matter certification adoption and implementing new Cyber Trust Mark standards, our ability to generate and grow revenues in the future will largely be dependent on the ability to develop our next-generation post-quantum cryptography products and services.
Our quantum-resistant chip is a newly developed product, and its qualification process is still ongoing. Additionally, the sales process includes a period of ensuring the product is compatible with potential client products. During these processes, unforeseen issues may arise that require debugging and potentially a remask. Such adjustments could result in a delay of six to nine months in the chip’s market availability, impacting the ability to meet customer demand and production timelines.
In addition, the quantum-resistant chip is currently undergoing certification for FIPS 140-3 Level 3, Hardware (HW) Common Criteria certification, and Combination (HW+SW) Common Criteria certification. If the certification labs identify a critical flaw that prevents compliance with required security standards, we may need to partially redesign the affected components. This could significantly delay product availability for customers that require these certifications for deployment. Additionally, there is a risk of delays in the final certification process. Once the certification labs complete their testing and release the test report, there may be further delays in obtaining the FIPS certificate from NIST (the U.S. standards authority). Any such delays could postpone customer acceptance, impact sales cycles, and shift the anticipated production ramp-up schedule. Furthermore, after our quantum-resistant chip is released, a hardware or software vulnerability could be discovered that could render the chip uncompetitive, obsolete or unmarketable if the vulnerability is not fixed. This could force us to expend significant resources to remediate such vulnerability.
Failure of our quantum-resistant semiconductor products to perform as intended, achieve required certifications, interoperate at scale, or gain timely market acceptance — and/or slower-than-expected development of quantum computing threats — could materially reduce demand for our products, delay or prevent revenue generation, increase costs, expose us to warranty and indemnity claims, and adversely affect the results of operations.
We are investing significant resources to design, manufacture, and commercialize quantum-resistant secure elements and related modules, including new products implementing post-quantum cryptographic algorithms. These products embody complex hardware, firmware, and cryptographic implementations that must meet stringent performance, reliability, security, and certification requirements across diverse use cases and environments. If our chips, reference designs, or associated software do not perform as intended, exhibit defects, vulnerabilities, or reliability issues, fail to meet customer specifications or certification standards (such as FIPS or Common Criteria), or cannot be integrated or provisioned at customer scale, customers may delay, reduce, or cancel orders, require re-designs, or select alternative solutions. We could incur substantial costs to remediate issues, including product rework, field returns, replacements, patches, or recalls, as well as increased warranty, support, and indemnity obligations. Any publicized defect or vulnerability — particularly one that implicates cryptographic correctness, side-channel resistance, secure boot/attestation, or supply-chain integrity — could damage our brand and impair our ability to obtain new customers.

Market demand for quantum-resistant semiconductors is influenced by the pace and nature of quantum computing development, regulatory guidance, standardization timelines, and customer migration priorities. If practical cryptographically relevant quantum computers emerge later than industry forecasts, or if customers conclude that existing classical algorithms remain adequate for longer than anticipated, procurement cycles for post-quantum hardware may be deferred, scaled back, or reallocated to software-based mitigations. Conversely, if quantum threats emerge faster or differently than expected, the current implementations might not align with prevailing standards, certification baselines, or customer requirements, requiring unplanned re-engineering. Either scenario could materially reduce or delay demand relative to expectations. Furthermore, if new or revised standards, profiles, or certification protection profiles diverge from the algorithms, parameter sets, or implementation approaches we have adopted, we may need to modify products, incur additional engineering and certification expense, or support multiple variants, which could compress margins and delay commercialization.
If demand falls short of our projections, or if customers do not transition from pilots to volume production on anticipated schedules, its inventories could become excess or obsolete, we could experience lower factory utilization and unfavorable variances, and we may be required to record inventory write-downs. Lower-than-expected demand or product performance issues could also trigger impairment indicators for capitalized development, acquired intangibles, or goodwill, and reduce operating cash flows. Because our pipeline and forecasts include opportunities with governmental, defense, and critical-infrastructure customers, changes in budget cycles, procurement rules, national-sovereignty requirements, export controls, or qualification milestones could magnify the volatility of orders and timing of revenue recognition.
Our use of artificial intelligence may adversely affect our business operations, products, or financial results, and expose us to evolving legal, regulatory, technological, and operational risks.
We utilize artificial intelligence (“AI”) technologies in several aspects of our business, including the development and enhancement of our software services, and the protection of our products against advanced cyberattacks. AI is also a core component of our strategic initiatives, including the development of AI identity frameworks and the integration of AI capabilities into our existing software platforms and services, post-quantum secure semiconductors and RISC-V-based platforms.
While AI offers potential benefits in product innovation, design efficiency, and security enhancement, our use of AI exposes us to a wide range of risks, many of which are difficult to predict given the rapid pace of AI technological advancements and the limited historical experience with AI deployments in semiconductor design and security-critical applications. There can be no assurance that our AI-enabled products and services will achieve the desired performance improvements, security benefits, or cost efficiencies. In some cases, AI implementation may introduce new design flaws, security vulnerabilities, or operational inefficiencies that could adversely affect product functionality, customer trust, or market acceptance.
Utilizing AI may expose us to additional intellectual property, cybersecurity, operational, and technological risks, as the technologies underlying AI and its use are subject to a variety of laws, including intellectual property, privacy, and consumer protection. We are also subject to increasing legal, regulatory, and ethical scrutiny regarding our use of AI. In particular, the SEC and other global regulatory bodies are actively reviewing corporate disclosures and governance practices related to AI usage. New or expanded laws, regulations, and industry standards governing AI transparency, accountability, explainability, ethical use, bias prevention, privacy, or security could impose additional compliance obligations on us. Such obligations could require us to modify, restrict, or discontinue certain AI-enabled functionalities, leading to increased development costs, reduced product performance, or delays in product releases.
Furthermore, shifting public perception and heightened regulatory focus on the ethical implications of AI, particularly in relation to AI-assisted cybersecurity, government surveillance, and supply chain security, could negatively affect demand for our products, limit the markets in which we can operate, or expose us to reputational harm.
The technologies underlying AI are inherently complex, rapidly evolving, and subject to a high degree of uncertainty. As a result, we cannot predict all of the legal, regulatory, operational, technological, or ethical risks associated with the use of AI in our products and operations. If we are unable to effectively manage AI-related risks, our business, reputation, financial condition, and results of operations could be materially and adversely affected.

Our strategic initiatives relating to embedded security and post-quantum cryptography as foundational pillars of “Physical AI” may not achieve market acceptance or technological viability and are subject to significant risks and uncertainties.
Physical AI refers to artificial intelligence systems that interact with and operate in the physical world, such as robotics, autonomous vehicles, and AI-enabled connected devices. The successful execution of this strategy depends on our ability to develop and commercialize secure semiconductors, RISC-V-based platforms, and post-quantum cryptographic solutions capable of being deployed at scale in connected and AI-enabled devices. These technologies are complex and may require significant additional development, validation, and certification, particularly as post-quantum standards continue to evolve and implementation in constrained hardware environments may create performance, integration, or cost challenges. Our execution also depends on third-party foundries, supply chain partners, and broader ecosystem adoption, which are outside our control. If we are unable to deliver commercially viable products on expected timelines, or if market adoption develops more slowly than anticipated, our business, reputation, and results of operations could be materially and adversely affected.
Integration of IC’Alps into our business may be unsuccessful or may not generate the anticipated synergies, operational efficiencies, or financial benefits, which could materially and adversely affect our business, results of operations, and cash flows.
Successfully integrating IC’Alps requires the consolidation of engineering teams and leadership, alignment of product roadmaps, harmonization of processes and internal controls, integration of IT systems, migration to our quality, security, and certification frameworks, and coordination of sales, pricing, and contract terms. If we are unable to integrate these functions effectively, on schedule, and within budget, we may fail to realize expected cost savings, revenue synergies, design-win acceleration, or margin improvements, and our operating expenses could increase without a corresponding growth in revenue.
Realizing anticipated commercial benefits depends on our ability to cross-sell and co-develop offerings that combine IC’Alps’s ASIC services with our security IP, secure elements, and trust services. Customers may not adopt combined solutions at the pace or volumes we expect, may require additional custom features, or may prefer incumbent providers. Differences in business models and revenue recognition, heighten execution risk, project scope changes, cost overruns, yield shortfalls, schedule slippage, or acceptance delays could reduce or defer revenue, compress margins, and increase working capital needs. In addition, any failure to meet performance, confidentiality, IP ownership, or delivery commitments under IC’Alps contracts could expose us to liquidated damages, penalties, or indemnity claims and damage our reputation.
Integration also introduces operational, legal, and compliance risks, including with respect to cybersecurity and data protection, export controls and technology transfer, contractual assignment and change-of-control consents, and maintenance of effective disclosure controls and procedures and internal control over financial reporting across a larger and more complex organization.
If we are unable to successfully integrate IC’Alps and achieve the expected benefits in the time frames anticipated, or at all, our revenue, margins, and cash flows could be significantly below our expectations, and our competitive position could be harmed.
Our business could suffer as a result of tariffs and trade sanctions or similar actions.
The imposition by the U.S. government of trade measures, including tariffs, sanctions or other restrictions on goods exported from, or imported into, the United States, or countermeasures imposed in response to such U.S. government trade measures, could adversely affect global economic conditions, our operations or our ability to sell our products globally, which could adversely affect our operating results and financial condition. The U.S. tariff environment remains highly volatile and uncertain. On January 14, 2026, following the completion of a Section 232 national security investigation, the U.S. President signed a proclamation imposing a 25% ad valorem tariff on certain advanced computing semiconductors and their derivative products, effective January 15, 2026, with certain exemptions. On February 20, 2026, the U.S. Supreme Court held that the International Emergency Economic Powers Act (“IEEPA”) does not authorize the U.S. President to impose tariffs, striking down the sweeping tariffs previously imposed under IEEPA on imports from China, Canada, Mexico, and most other trading partners. In response, President Trump immediately imposed replacement tariffs under Section 122 of the Trade Act of 1974, initially at a rate of 10% and subsequently increased to 15%, on a global basis effective February 24, 2026. While a significant portion of our current supply chain does not directly import products to the U.S., because we supply to contract manufacturers located outside the U.S., the tariffs on imports of semiconductor chips, or products containing semiconductor chips, into the U.S. could impact the contract manufacturers and the entire semiconductor supply chain when finished goods are delivered to end-customers. End-customers may seek to restructure their supply chains to areas or countries unaffected by tariffs, or may demand that the semiconductor supply chain absorb the added costs, which would reduce our revenue and gross profit. The ongoing legal uncertainty surrounding U.S. presidential tariff authority and potential Congressional action to extend or codify tariffs, create significant unpredictability for our business planning. Escalations in trade measures may directly impair our business by increasing trade-related costs or disrupting established supply chains and may indirectly impair our business by causing a negative effect on global economic conditions and financial markets. In addition, de-escalation of trade measures, or selected exemptions from trade measures, may not result in an immediate increase in our business activity. The ultimate impact of the evolving trade measures is uncertain and may be affected by various factors, including the outcome of pending and future legal challenges to tariff authority, whether and when broader tariffs are implemented, Congressional action on tariff extensions, and any retaliatory countermeasures imposed by other countries.
Additional changes or threatened changes in U.S. trade measures have affected and may continue to affect trade involving many countries, including Mexico, Canada, Taiwan, the People’s Republic of China, the United Kingdom, South Korea, Japan, and the member countries of the European Union. The U.S. Supreme Court’s ruling that IEEPA does not authorize tariffs has created substantial uncertainty regarding existing trade agreements negotiated under the prior tariff regime. On January 15, 2026, the United States and Taiwan signed a trade agreement that provides preferential tariff treatment for Taiwanese semiconductor companies investing in U.S. manufacturing capacity, which may affect competitive dynamics in the semiconductor industry. Any trade measure against Taiwan, which is a major hub for global semiconductor manufacturing, may specifically target imports of semiconductor products, which, if imposed, could seriously and negatively affect our business and the U.S. economy overall. Countries that do not reach satisfactory agreements may face the imposition of broader tariffs on semiconductors and derivative products. The materials subject to these trade measures may impact the cost or availability of raw materials used by our suppliers or in our customers’ products. We cannot predict the evolving trade policies, but the imposition of trade measures by the U.S. on a broader range of imports, or further retaliatory trade measures taken in response to additional U.S. trade measures, could increase costs in its supply chain or reduce demand for our customers’ products, either of which could adversely affect our results of operations. Any increase in trade-related costs associated with such measures may impair the profitability of international production, may strain our suppliers’ ability to reliably provide inputs necessary to produce these items, and may otherwise affect our partners’ abilities to provide our products at previously contracted prices. Our business and financial results could be negatively affected as a result.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the securities offered by us in this offering will be approximately $117 million, after deducting placement agent fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering primarily for funding our post-quantum and quantum commercialization roadmap. We may also use the net proceeds for general corporate purposes. General corporate purposes include the deployment of our next-generation post-quantum semiconductor technology and ASIC capabilities in the United States, to support working capital, additions to working capital, financing of capital expenditures and future acquisitions and strategic investment opportunities.
This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending any use of the net proceeds from this offering, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of June 30, 2025,
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on an actual basis;

•
on a pro forma basis to give effect, from June 30, 2025 to the date of this prospectus supplement, to the issuance of 1,042,883 Ordinary Shares at a price of $0.01 per share during the period from September 16, 2025 to March 13, 2026 pursuant to stock option exercises under our Ordinary Share Option Plan; to the issuance of 823,988 Ordinary Shares on August 4, 2025 at a calculated share price of $2.77 per share in partial consideration for the acquisition of IC’ALPS; to the issuance on July 14, 2025 of 15,000,000 Ordinary Shares at an offering price of $4.00 per share pursuant to a registered direct offering; to the issuance of 7,944,863 Ordinary Shares during the period from September 23, 2025 to March 13, 2026 at an average sales price of $5.39 per share pursuant to sales under our ATM Facility; after giving effect to the exercise of the Class A Warrants at a price of $4.60 per share and the payment for certain pre-funded warrants on October 3, 2025; to the issuance of 2,000,000 Ordinary Shares at a price of $0.01 per share on October 15, 2025 after giving effect to the exercise of 2,000,000 Class B Warrants at a price of $4.60 per share; and to the issuance on October 15, 2025 of 12,640,000 Ordinary Shares at an offering price of $7.50 per share and to the issuance and subsequent exercise of 14,026,666 pre-funded warrants at a total price of $7.50 per warrant, including the exercise price, giving rise to the issuance during the period from October 16, 2025 to October 23, 2025 of 14,026,666 Ordinary Shares; and

•
on a pro forma, as adjusted basis, giving effect to issuance and sale under this prospectus supplement of 22,913,630 Ordinary Shares at an offering price of $4.11 per share and accompanying Class E Warrant and Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares at an offering price of $4.1099.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
USD’000	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma, As Adjusted (unaudited)
Debt(1):
Bonds, mortgages and other long-term debt	1,907	1,907	1,907
Indebtedness to related parties, noncurrent	3,531	3,531	3,531
Total debt	5,438	5,438	5,438
Shareholders’ equity:
Capital stock(2)(3)
— Ordinary Shares	1,238	1,923	2,152
— Class F Shares	75	75	75
Additional Paid-in Capital(4)	177,863	538,644	655,315
Accumulated other comprehensive income / (loss)	866	866	866
Accumulated deficit	(61,913)	(61,913)	(61,913)
Total equity	118,129	479,595	596,495
Total capitalization	123,567	485,033	601,933

(1)
All debt is unsecured.

(2)
Under our Amended and Restated Memorandum and Articles of Association, as amended through June 30, 2025, we were authorized to issue up to 200,000,000 Ordinary Shares, US$0.01 par value per share, of which 123,731,729 were issued and outstanding as of June 30, 2025, and 10,000,000 Class F Shares, US$0.05 par value per share, of which 1,499,800 were issued and outstanding as of June 30, 2025. See “Description of Ordinary Shares” in the accompanying base prospectus.

(3)
Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of outstanding options or warrants.

(4)
Additional Paid-in Capital on a Pro Forma, As Adjusted basis includes the proceeds relating to the issuance of the 7,500,000 Pre-funded Warrants in this offering at a price of $4.1099.

The above table excludes (i) 1,345,898 Ordinary Shares issuable upon the exercise of options to purchase up to 1,345,898 Ordinary Shares at an exercise price of $0.01 per share issued under our Ordinary Share Option Plan and (ii) 11,271,301 Ordinary Shares reserved and available for future issuance under our Ordinary Share Option Plan, and (iii) 160,910,592 Ordinary Shares issuable upon exercise of Class B Warrants, Class C Warrants, Class D Warrants, Class E Warrants sold in this offering and any outstanding pre-funded warrants.

DESCRIPTION OF ORDINARY SHARES
For a description of the rights associated with the Ordinary Shares, see “Description of Ordinary Shares” in the accompanying base prospectus.

DESCRIPTION OF WARRANTS
The following is a brief summary of certain terms and conditions of the Pre-funded Warrants and the Class E Warrants being offered pursuant to this prospectus supplement. The following description is subject in all respects to the provisions contained in the respective Warrants.
Pre-funded Warrants:
Form
The form of Pre-funded Warrant will be filed as an exhibit to our Current Report on Form 6-K that we expect to file with the SEC.
Exercisability and duration
Each of the Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full for the purchase of Ordinary Shares (the “Pre-funded Warrant Shares”). The Pre-funded Warrants are exercisable via “cashless” exercise upon the issuance of the Pre-funded Warrant Shares to the Pre-funded Warrant holders.
Exercise Price
The aggregate exercise price of the Pre-funded Warrants, except for a nominal exercise price of $0.0001 per Pre-funded Warrant Share, will be pre-funded to the Company on or prior to the initial exercise date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Pre-funded Warrant Share) will be required to be paid by the holder to effect any exercise of this Pre-funded Warrant. The holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Ordinary Share under the Pre-funded Warrant shall be $0.0001, subject to adjustment thereunder.
Fractional shares
No fractional Ordinary Shares are to be issued upon the exercise of Pre-funded Warrants. In lieu of a fractional Ordinary Share, we will, upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole number the number of Ordinary Shares to be issued upon such exercise.
Exercise limitations
A holder will not have the right to exercise any portion of the Pre-funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of the holder; one holder has already elected the 9.99%) of the total number of issued and outstanding Ordinary Shares immediately after giving effect to such exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
Transferability
Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.
Antidilution and other adjustments
The exercise price of the Pre-funded Warrants and the number of Ordinary Shares issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our

Ordinary Shares. The holders of Pre-funded Warrants have the right to participate on an as-exercised basis in certain distributions to all holders of our Ordinary Shares.
Fundamental transactions
Under the Pre-funded Warrants, we have agreed that upon consummation of a Fundamental Transaction (as defined below), then, upon any subsequent exercise of the Pre-funded Warrants, the holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common equity of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which such Pre-funded Warrant is exercisable immediately prior to such Fundamental Transaction.
“Fundamental Transaction” means a transaction in which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company. Notwithstanding the foregoing, a Fundamental Transaction shall not include (i) any merger of the Company, parent of the Company or any of their, direct or indirect, consolidated subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.
No rights as a shareholder
Except as provided in the Pre-funded Warrants, the holder of a Pre-funded Warrant, solely in its capacity as holder of a Pre-funded Warrant, does not have the rights of a holder of Ordinary Shares including any voting rights, prior to the issuance to the holder of the Ordinary Shares which it is then entitled to receive upon the due exercise of a Pre-funded Warrant.
Exchange listing
We do not plan on applying to list the Pre-funded Warrants on The Nasdaq Global Select Market, any other national securities exchange, or any other nationally recognized trading system.
Class E Warrants:
Form
The Class E Warrants will each be issued as individual warrant instruments issued to the Investors. The form of will be filed as an exhibit to our Current Report on Form 6-K that we expect to file with the SEC.

Exercisability and duration
Each of the Class E Warrants is exercisable immediately on or after the issuance date and at any time prior to 5:00 p.m., New York City time, on March 17, 2033 (the “Expiration Date”) for the purchase of Ordinary Shares (the “Class E Warrant Shares”). The Class E Warrants are exercisable via “cashless” exercise in the absence of an effective registration statement registering the issuance of the Class E Warrant Shares to the warrant holders.
Exercise Price
The exercise price per Ordinary Share purchasable upon the exercise of the Class E Warrants is $5.50 per Ordinary Share. The exercise price of the Class E Warrants and the number of Ordinary Shares issuable upon exercise are subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Ordinary Shares.
Fractional shares
No fractional Ordinary Shares are to be issued upon the exercise of the Class E Warrants. In lieu of a fractional Ordinary Share, we will, upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole number the number of Ordinary Shares to be issued upon such exercise.
Exercise limitations
A holder will not have the right to exercise any portion of the Class E Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance; one holder has already elected the 9.99%) of the total number of issued and outstanding Ordinary Shares immediately after giving effect to such exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Class E Warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class E Warrants.
Transferability.
Subject to applicable laws, Class E Warrants may be offered for sale, sold, transferred or assigned without our consent.
Antidilution and other adjustments
The exercise price of the Class E Warrants and the number of shares of Ordinary Shares issuable upon exercise of the Class E Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares. The holders of Class E Warrants have the right to participate on an as-exercised basis in certain distributions to all holders of our Ordinary Shares.
Fundamental transactions
Under the Class E Warrants, we have agreed that upon consummation of a Fundamental Transaction (as defined below), then, upon any subsequent exercise of the Class E Warrants, the holder shall have the right to receive, for each Class E Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common equity of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which such Class E Warrant is exercisable immediately prior to such Fundamental Transaction.
For the purposes of the foregoing description:
“Fundamental Transaction” means a transaction in which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another

Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company. Notwithstanding the foregoing, a Fundamental Transaction shall not include (i) any merger of the Company, parent of the Company or any of their, direct or indirect, consolidated subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.
No rights as a shareholder
Except as provided in the Class E Warrants, the holder of a Class E Warrant, solely in its capacity as holder of a Class E Warrant, does not have the rights of a holder of Ordinary Shares including any voting rights, prior to the issuance to the holder of the Ordinary Shares which it is then entitled to receive upon the due exercise of a Class E Warrant.
Exchange listing
We do not plan on applying to list the Class E Warrants on The Nasdaq Global Select Market, any other national securities exchange, or any other nationally recognized trading system.

CERTAIN TAX CONSIDERATIONS
You should carefully read the discussion of the material British Virgin Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our Annual Report, filed with the SEC on March 20, 2025 and incorporated by reference herein.

DILUTION
If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the price per Ordinary Share and accompanying Class E Warrant you pay in this offering and the pro forma as adjusted net tangible book value per Ordinary Share immediately after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding Ordinary Shares. Dilution represents the difference between the price per Ordinary Share and accompanying Class E Warrant paid by purchasers of our Ordinary Shares in this offering and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after giving effect to this offering. As of June 30, 2025, our net tangible book value was $118.1 million, or $0.95 per Ordinary Share.
Our pro forma net tangible book value as of June 30, 2025 would have been approximately $479.6 million, or $2.50 per Ordinary Share, after giving effect to the issuance of (i) 1,042,883 Ordinary Shares at a price of $0.01 per share during the period from September 16, 2025 to March 13, 2026 pursuant to stock option exercises under our stock option plan; (ii) 823,988 Ordinary Shares on August 4, 2025 at a calculated share price of $2.77 per share in partial consideration for the acquisition of IC’Alps; (iii) 15,000,000 Ordinary Shares on July 14, 2025 at an offering price of $4.00 per share pursuant to a registered direct offering; (iv) 7,944,863 Ordinary Shares during the period from September 23, 2025 to March 13, 2026 at an average sales price of $5.39 per share pursuant to sales under our ATM Facility; (v) Ordinary Shares upon the exercise of the Class A Warrants at a price of $4.60 per share and the payment for certain pre-funded warrants on October 3, 2025; (vi) the issuance of Ordinary Shares upon the exercise of 2,000,000 Class B Warrants at a price of $4.60 per share on October 15, 2025; and (vii) 12,640,000 Ordinary Shares on July 14, 2025 at an offering price of $7.50 per share and the issuance and subsequent exercise of 14,026,666 pre-funded warrants at a total price of $7.50 per warrant, including the exercise price, giving rise to the issuance during the period from October 16, 2025 to October 23, 2025 of 14,026,666 Ordinary Shares,
After giving effect to the issuance in this offering of 22,913,630 Ordinary Shares and Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares and accompanying Class E Warrants to purchase up to 60,827,260 Ordinary Shares at a combined offering price of $4.11 per share and accompanying Class E Warrant in this offering, and after deducting aggregate offering expenses paid by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $596.5 million, or $2.77 per Ordinary Share. This represents an immediate increase in as adjusted pro forma net tangible book value to existing shareholders of $0.27 per Ordinary Share and an immediate dilution to purchasers in this offering of $1.34 per Ordinary Share.
The following table illustrates this calculation on a per Ordinary Share basis to purchasers of Ordinary Shares in this offering and assumes no exercise of any outstanding warrants:
Offering price per Ordinary Share and accompanying Class E Warrant		$4.11
Net tangible book value per share as of June 30, 2025	$0.95
Increase per Ordinary Share attributable to the Ordinary Share issuances made during the period from July 1, 2025 to March 13, 2026 as disclosed above	$1.55
Pro forma net tangible book value as of June 30, 2025	$2.50
Increase per Ordinary Share attributable to this offering	$0.27
Pro forma as adjusted net tangible book value per Ordinary Share as of June 30, 2025, after giving effect to this offering		$2.77
Dilution per Ordinary Share to new investors purchasing Ordinary Shares in this offering		$1.34

The foregoing discussion and table are based on 123,731,729 Ordinary Shares outstanding as of June 30, 2025, and exclude, the following:
•
1,345,898 Ordinary Shares issuable upon the exercise of options to purchase up to 1,345,898 Ordinary Shares at an exercise price of $0.01 per share issued under our Ordinary Share Option Plan;

•
up to 13,000,000 Ordinary Shares issuable upon the exercise of the Class B Warrants at an exercise price of $4.60 per share;

•
Up to 26,250,000 Ordinary Shares issuable upon the exercise of the Class C Warrants at an exercise price of $5.10 per share;

•
up to 53,333,332 Ordinary Shares issuable upon the exercise of the Class D Warrants at an exercise price of $9.25 per share;

•
up to 60,827,260 Ordinary Shares issuable upon the exercise of the Class E Warrants sold in this offering at an exercise price of $5.50 per share; and

•
up to 7,500,000 Ordinary Shares issuable upon the exercise of the Pre-funded Warrants sold in this offering at an exercise price of $0.0001 per share.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
Maxim Group LLC, who we refer to as “Maxim” or the “Placement Agent” has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated as of March 15, 2026. The Placement Agent has not purchased or sold any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. We entered into the Securities Purchase Agreement directly with the Investors in connection with this offering and we will only sell to the Investors who have entered into the Securities Purchase Agreement with us.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 17, 2026, subject to customary closing conditions (the “Closing Date”).
Placement Agent Fees, Commissions and Expenses
We have agreed to pay the Placement Agent a placement agent fee equal to 6.0% of the aggregate purchase price of the securities sold in this offering. We have also agreed to reimburse the Placement Agent up to $100,000 for the reasonable and accounted fees and expenses of legal counsel. The following table shows the per Ordinary Share and accompanying Class E Warrant, per Pre-Funded Warrant and accompanying Class E Warrant and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.
	Per Ordinary Share and accompanying Class E Warrant	Per Pre-funded Warrant and accompanying Class E Warrant	Total
Public offering price	$4.11	$4.1099	$124,999,269.30
Placement Agent fees	$0.2466	$0.2466	$7,500,001.16
Proceeds to us, before expenses	$3.8634	$3.8634	$117,499,268.14
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price
The actual offering price of the securities we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading price of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification
We have agreed to indemnify the Placement Agent and certain specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments the Placement Agent and such other persons may be required to make in respect thereof.
Subsequent Equity Sales
Pursuant to the terms of the Securities Purchase Agreement, from the date hereof until ninety (90) days after the Closing Date, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, effect or enter into an agreement to effect any issuance of Ordinary Shares or ‘Ordinary Share Equivalents’ (as defined in the Securities Purchase Agreement), or, file any registration statement or any amendment or supplement thereto, in each case, subject to certain exceptions, without the prior consent of the Investors. The preceding sentence shall not apply to the issuance of, or registration statements with respect to (a) Ordinary Shares or options issued pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board or a majority of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued under the Securities Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of the Securities Purchase Agreement, provided that such securities have not been amended since the date of the Securities Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) or contractually restricted securities and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) after sixty (60) days after the Closing Date, Ordinary Shares issued and sold pursuant to an ‘at-the-market’ program; provided, however, that the Company may make sales immediately under an ‘at-the-market’ program if such sales are made at a price per share of $5.50 or greater (as adjusted for reverse and forward stock splits and the like).
In addition, we agreed not to issue or enter into any agreement to issue any Ordinary Shares or ‘Ordinary Share Equivalents’ involving a ‘Variable Rate Transaction’ (each as defined in the Securities Purchase Agreement) from the date hereof until the date which is ninety (90) days after the Closing. However, the foregoing shall not prohibit the Company from entering into an at-the-market offering facility.
Lock-Up Agreements
In addition, certain of our directors, officers and affiliates, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of ninety (90) days after the Closing Date.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other
The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the form of the securities purchase agreement. A copy of the form of the Securities Purchase Agreement with the purchasers will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
Certain Relationships
The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.
Below is a description of certain recent investment banking and financial advisory services that Maxim has provided to us in the ordinary course of business, for which Maxim received customary fees, commissions and other compensation.
Convertible Note and Warrant Private Placements
Maxim served as the sole placement agent for us in connection with the private placements of notes and warrants to certain investors on July 11, 2023, January 9, 2024 and March 1, 2024, respectively. Under the terms of this arrangement, SEALSQ has paid a total of $1,515,000.00 to Maxim.
December 16, 2024 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the December 16, 2024 Offering. Under the terms of this arrangement, SEALSQ paid a total of $700,000.03 to Maxim.
December 17, 2024 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the December 17, 2024 Offering. Under the terms of this arrangement, SEALSQ paid a total of $1,750,000.17 to Maxim.
December 19, 2024 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the December 19, 2024 Offering. Under the terms of this arrangement, SEALSQ paid a total of $1,750,000.17 to Maxim.
May 6, 2025 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the May 6, 2025 Offering. Under the terms of this arrangement, SEALSQ paid a total of $1,400,000.00 to Maxim.
May 19, 2025 ATM Facility
Maxim serves as co-sales agent for us in connection with the May 19, 2025 ATM Facility. Under the terms of this arrangement, SEALSQ has paid a total of $639,597.00 to Maxim.
July 15, 2025 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the July 15, 2025 Offering. Under the terms of this arrangement, SEALSQ paid a total of $ 4,200,000.00 to Maxim.

October 7, 2025 Warrant Inducement
Maxim served as the sole warrant inducement agent for us in connection with the October 7, 2025 warrant inducement transaction. Under the terms of this arrangement, SEALSQ paid a total of $3,460,000.00 to Maxim.
October 15, 2025 Registered Direct Offering
Maxim served as the sole placement agent for us in connection with the October 15, 2025 Offering. Under the terms of this arrangement, SEALSQ paid a total of $12,000,000.00 to Maxim.

EXPENSES
We estimate that the total expenses of this offering payable by us, excluding the Placement Agents’ commissions, will be approximately $638,463.85 as follows:
SEC registration fee	$63,463.85
FINRA filing fee	$225,000.00
Legal fees and expenses***	$275,000.00
Accounting fees and expenses***	$75,000.00
Total	$638,463.85

***
Estimated

LEGAL MATTERS
Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by Harney Westwood & Riegels (BVI) LP. Certain matters of U.S. federal and New York law are being passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York has acted as counsel to the Placement Agent.
EXPERTS
The financial statements of SEALSQ Corp as of and for the year ended December 31, 2024 and December 31, 2023, in each case incorporated by reference in this prospectus supplement from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the reports of BDO Ltd, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The financial statements of SEALSQ Corp Predecessor as of and for the year ended December 31, 2022, incorporated by reference in this prospectus supplement from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of BDO Rhône Alpes, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. This prospectus supplement does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus supplement that is included in the registration statement. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also generally make available on our own website (www.sealsq.com) our quarterly and year-end financial statements as well as other information.
As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” liability provisions contained in Section 16 of the

Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.sealsq.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement, which means that information included in those reports is considered part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (in each case, other than those documents or the portions of those documents furnished, rather than filed), and, to the extent designated therein, reports on Form 6-K, until the offering of the securities under the registration statement of which this prospectus supplement and accompanying base prospectus forms a part is terminated or completed:
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
our Reports on Form 6-K furnished by us to the SEC on March 21, 2025, March 24, 2025, April 9, 2025, May 1, 2025, May 6, 2025, May 14, 2025, May 19, 2025, May 20, 2025, May 22, 2025, May 27, 2025, June 17, 2025, July 15, 2025, August 4, 2025, September 22, 2025, September 26, 2025, October 7, 2025, October 9, 2025 (Film No. 251383869), October 14, 2025 (Film No. 251389944), October 14, 2025 (Film No. 251391690), October 16, 2025, October 24, 2025, November 19, 2025 (Film No. 251499219), November 20, 2025, November 25, 2025, December 10, 2025, December 18, 2025, January 14, 2026 (Film No. 26533440), January 14, 2026 (Film No. 26533445), February 18, 2026 (Film No. 26648458), February 23, 2026 (Film No. 26662290), March 2, 2026 (Film No. 26703587).

•
Exhibit 99.2 (except for Sections 1.1, 1.2, 2.2.3, 2.2.4, 2.3.1, and 2.4) and Exhibit 99.3 to the Report on Form 6-K furnished by us to the SEC on September 9, 2025;

•
the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on May 18, 2023, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Ordinary Shares,” including any subsequent amendment or any report filed for the purpose of updating such description.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.
We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:
SEALSQ Corp
Avenue Louis-Casaï 58
1216 Cointrin Switzerland
Tel: 011-41-22-594-3000
Fax: 011-41-22-594-3001

The information relating to us contained in this prospectus supplement is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

PROSPECTUS
Ordinary Shares
Warrants
Subscription Rights
Units
of
SEALSQ Corp

This prospectus relates to the offer and sale by SEALSQ Corp from time to time of Ordinary Shares, warrants to purchase Ordinary Shares, subscription rights or units. We may also offer securities that may be issuable upon the conversion, exercise or exchange of warrants or subscription rights. We refer to all of the foregoing securities collectively as the “securities” in this prospectus.
In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (the “selling shareholders”) may offer and sell the securities held by them. The selling shareholders may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the securities by the selling shareholders.
Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer, and any applicable fees, commissions or discounts.
Our Ordinary Shares are listed on the Nasdaq Capital Market under the ticker symbol “LAES.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on October 17, 2025 was $6.67 per Ordinary Share.
Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 8 and the “Risk Factors” in “Item 3.D: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.
Neither the Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated October 20, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may offer Ordinary Shares, including warrants to purchase Ordinary Shares, subscription rights and units, in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.
Each time we offer our securities pursuant to this registration statement, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, any related free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement, or any related free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
We prepare our financial statements in United States dollars and in accordance with United States generally accepted accounting principles.
Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
In this prospectus, “we,” “us,” “our,” the “Company” and “SEALSQ” refers to SEALSQ Corp. Any reference to “WISeKey” is to WISeKey International Holding AG and its subsidiaries, except where the context otherwise requires.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
This prospectus, any prospectus supplement and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus and in any prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any prospectus supplement are the property of their respective owners.

ABOUT OUR COMPANY
This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry and investing in our securities that we describe under “Risk Factors,” and our consolidated financial statements and the related notes incorporated by reference in this prospectus before making an investment in our securities.
Business Strategy
Our strategy involves (i) developing post-quantum technology hardware and software solutions and (ii) using our cash and other sources of liquidity to maximize shareholder value, including through potential investment and/or acquisition opportunities.
Post-Quantum Technology
SEALSQ is a leading innovator in Post-Quantum Technology hardware and software solutions. Our technology seamlessly integrates Semiconductors, Public Key Infrastructure (“PKI”), and Provisioning Services, with a strategic emphasis on developing state- of-the-art Quantum Resistant Cryptography and Semiconductors designed to address the urgent security challenges posed by quantum computing. Our products are engineered to safeguard critical systems, enhancing resilience and security across diverse industries.
SEALSQ was established as a subsidiary of WISeKey International Holding AG, combining decades of expertise in cryptographic security and trusted digital infrastructure. Headquartered in Switzerland, we operate across Europe, the United States, and other strategic markets. Our solutions provide the foundation of digital trust for businesses and governments worldwide.
SEALSQ’s comprehensive portfolio, which includes secure microcontrollers, PKI services, compliance with IoT standards like Matter, GSMA eUICC root certificates, tailored ASICs, and post-quantum cryptography capabilities, uniquely positions the Company to address evolving market needs. These capabilities, combined with SEALSQ’s entry into the Trust Platform Module (“TPM”) market, ensure strong growth potential and market leadership in the cybersecurity and IoT sectors.
SEALSQ delivers integrated digital security solutions that combine four critical components into a unified offering: Root-of-Trust, Secure Chips, trusted Identity Generation and Management (PKI), and Personalization Services. Together, these components ensure the confidentiality, integrity, and authenticity of connected devices and digital communications.
Our offerings are structured around four foundational technology pillars:
1.
Our Swiss-based Post Quantum Root of Trust:

Offering neutrality, reliability, and is certified by leading industry standards such as WebTrust (browsers), Matter (Smart Home), and Wi-SUN (Smart Grid).
2.
Public Key Infrastructure Services:

Leveraging this root-of-trust we offer a SaaS solution to issue and manage cryptographic credentials that authenticate users, devices, and systems. Our platform uses Quantum Resistant Cryptographic Algorithms recommended by the National Institute of Standards and Technology (NIST).
3.
Personalization Services:

Industrial-scale systems for embedding digital identities into secure microcontrollers, enabling seamless integration and secure operation at scale.
4.
Quantum Resistant certified secure microcontrollers:

Designed to protect and store digital identities, ensuring robust authentication for connected devices and systems.

SEALSQ’s comprehensive product range meets the growing demand for secure, certified solutions across industries:
•
Post-Quantum Chips: SEALSQ is developing two secure microcontrollers with quantum-resistant cryptographic capabilities, scheduled for market release in Q4 2025.

•
VaultIC Secure Microcontrollers: Pre-certified cryptographic chips for IoT devices, enabling secure authentication and protection against cyber threats. Recent innovations include VaultIC292 for Matter & devices, and VaultIC408 for smart meters and industrial IoT.

•
Public Key Infrastructure: INeS, our PKI-as-a-Service software leverages on our Swiss-based Root of Trust to conveniently and scalably issue and manage trusted device identities ensuring IoT device compliance with protocols such as Matter, Wi-SUN, and WebTrust. Our PKI solutions now include post- quantum algorithms to protect against quantum threats.

•
Personalization Services: Enabling clients to pre-provision private keys and certificates into chips within 4 weeks, reducing costs and time-to-market. But also, on-line or off-line during device manufacturing using our INeS Box device.

SEALSQ solutions serve high-growth industries requiring secure, scalable, and certified solutions. Some examples of the use cases of our products are as follows:
•
Smart Homes & Consumer Electronics: SEALSQ products help device makers accelerating time to market and reducing costs by easing compliance with the growingly adopted Matter protocol that ensures secure and seamless interoperability across connected devices, addressing a market projected to reach $78 billion by 2025 (Source: Statista 2023).

•
Automotive: Securing Plug-and-Charge infrastructure (EV Charging stations), a sector expected to grow at a 31% CAGR through 2030 (Source: Fortune Business Insights 2022).

•
IoT and Smart Cities: Protecting billions of IoT devices, with the number of connected devices requiring protection anticipated to reach 28.3 billion units by 2027 (Source: IoT Analytics 2023). Critical Infrastructure: Securing smart grids and utilities through FIPS 140-3 certified solutions.

•
Healthcare: Enabling secure communication for medical devices and sensitive patient data.

•
Industrial IoT: Providing tamper-resistant chips for sensors and mission-critical systems.

SEALSQ semiconductors and PKI services contribute to secure millions of objects: luxury products, routers, gateways, utilities meters, E.V. chargers, drones, authentication dongles, storage memory USB sticks, medical devices, connected door-locks, and a variety of other electronic consumers devices.
Investment Policy
On September 3, 2025, the Board of Directors of SEALSQ Corp (the “Board”) authorized the establishment of an investment committee (the “Investment Committee”) comprised of a minimum of three members of the Board with a mandate to oversee the implementation of the Company’s investment policy (the “Investment Policy”). In accordance with the Board resolution, the Board has delegated authority to manage the Company’s portfolio of securities or other investments to the Investment Committee, together with such personnel and advisors as the Investment Committee may choose. The Investment Committee is expected to regularly review risks related to the Company’s investment portfolio, including concentration risk. When allocating cash to various investment opportunities and considering related investment risks, the Investment Committee is expected to consider market-based factors, including risk adjusted after- tax yields. When reviewing concentration risk, the Investment Committee should consider the liquidity needs of the Company, among other things. Investments are to be made in accordance with the guidelines in the Investment Policy that will be reviewed at least annually, with oversight conducted by senior officers and the Investment Committee.
The overall goals of the Investment Policy are to provide sufficient liquidity to meet the day-to-day financial obligations of the Company, and to optimize investment returns within the guidelines of the Investment Policy. Permissible investment instruments include cash and cash equivalents (e.g. bank obligations, money market funds, and commercial paper), fixed income securities (e.g. obligations of the U.S. Treasury and U.S. Government, tax exempt obligations of states and municipalities, and corporate bonds/notes), equity securities (limited to those listed on the New York Stock Exchange (“NYSE”), NYSE American, NYSE Arca or the Nasdaq Stock Market and in compliance with the listing standards of the applicable exchange) and certain crypto-currencies, including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), WECAN tokens (which are Ethereum-based native utility tokens compliant with the ERC-20 standard tokens issued by WeCan Group SA, a Swiss blockchain and data compliance company in which SEALSQ Corp has a 28.30% equity stake), and other tokens subject to approval by the Investment Committee. Individual exceptions to the Investment Policy may only be made by the unanimous agreement of the Investment Committee or, if the Investment Committee is unable to reach unanimous agreement on such exception, by the Board.
On September 3, 2025, as part of our establishment of the Investment Committee, the Board approved the addition of Bitcoin, Ethereum, HBAR, and WeCan Tokens (collectively, the “Approved Crypto-Currencies”) as treasury reserve assets, so that up to $30 million of our cash, or proceeds from future debt and equity issuances, may be invested in the Approved Crypto-Currencies.
The Investment Committee will direct the investment activity of the Company in public and private markets pursuant to authority granted by the Board. Depending on certain market conditions and various risk factors, members of the Investment Committee, each in their personal capacity or through affiliated investment vehicles, may at times invest in the same securities, instruments or other assets (including crypto-currencies) in which the Company invests. The Board anticipates that such investments will align the interests of the Company with the interests of related parties because it places the personal resources of such Investment Committee members at risk in substantially the same manner as resources of the Company in connection with investment decisions made by the Investment Committee on behalf of the Company.
Our Chairman, Chief Executive Officer and member of the Board of Directors, Carlos Moreira, is a member of the board of directors of WeCan Group SA (“WeCan”), the developer of the WeCan Token. Mr. Moreira will recuse himself from any decision making regarding any investment in the WeCan Token. As of September 9, 2025, we hold a 28.3% equity stake in WeCan. We intend to take a similar approach with respect to recusal for purchase of other securities or digital assets issued by companies with which SEALSQ board members and executives have an “affiliation” (other than passively owning shares or digital assets).
In December 2023, the FASB issued ASU No. 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets.” This standard provides accounting and disclosure guidance for crypto assets that meet the definition of an intangible asset and certain other criteria. In-scope assets are subsequently measured at fair value with changes recorded in the income statement. The standard requires separate presentation of (1) in-scope crypto assets from other intangible assets and (2) changes in the fair value of those crypto assets. Disclosure of significant crypto asset holdings and an annual reconciliation of the beginning and ending balances of crypto assets are also required. This ASU becomes effective for annual periods beginning in 2025, including interim periods, with early adoption permitted. The Company has adopted this policy and there was no impact of this standard on its historic consolidated financial statements. The Company anticipates that this standard may have an impact on its consolidated financial statements in the future due to potential fluctuations in the value of its proposed investment in the Approved Crypto-Currencies.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.
In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company.

For as long as we take advantage of the reduced reporting obligations, the information that we provide our shareholders may be different from information provided by other public companies.
Foreign Private Issuer
As a foreign private issuer, we are permitted to, and we do, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our securities.
We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the Nasdaq corporate governance practices required to be followed by domestic U.S. companies listed on Nasdaq. The standards applicable to us are considerably different from the standards applied to domestic U.S. issuers. For instance, we are not required to:
•
have a majority of the board of directors be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•
have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

•
have regularly scheduled executive sessions with only independent directors.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq.
Because we qualify as a foreign private issuer under the Exchange Act, we are also exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the selective disclosure rules by issuers of material non-public information under Regulation FD.

Recent Developments
Sales under the ATM Facility
On May 19, 2025, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) and Maxim Group LLC, pursuant to which we may elect to sell, from time to time through Cantor, acting as the sole designated sales agent and/or principal, Ordinary Shares, having an aggregate offering amount of up to $100,000,000 (the “ATM Facility”).
As of the date hereof, we have sold an aggregate of 15,450,000 Ordinary Shares under the ATM Facility.
Warrant Inducement
On October 5, 2025, the Company entered into a letter agreement (the “Warrant Inducement Agreement”) with the holders (the “Warrant Investors”) of Class A Warrants issued on July 15, 2025 (the “Class A Warrants”), whereby in consideration for exercising in full all of the existing Class A Warrants held by such Warrant Investors at the exercise price per Ordinary Share as set forth in Class A Warrants of $4.60 (the “Warrant Exercise”), the Company agreed to (i) amend the Class A Warrants to provide for the issuance of Ordinary Shares, or Pre-funded Warrants (the “October 5 Pre-funded Warrants”), at the option of the holder, if, as a result of the exercise of the Class A Warrants, the holder’s beneficial ownership of the Ordinary Shares would exceed such holder’s beneficial ownership blocker election as set forth in its Class A Warrant immediately following such exercise, and (ii) issue registered Class C Warrants to the Warrant Investors (the “Class C Warrants” and together with the October 5 Pre-funded Warrants, the “Warrants”) to purchase up to 26,250,000 Ordinary Shares.
Increase of Authorized Capital
On October 6, 2025, we amended our Memorandum and Articles of Association to increase our authorized share capital from 200,000,000 Ordinary Shares to 500,000,000 Ordinary Shares, as approved by the Company’s board of directors on October 6, 2025.
Registered Direct Offering and Concurrent Private Placement
Securities Purchase Agreement
On October 15, 2025, Company entered into the Purchase Agreement with the selling shareholders pursuant to which the Company agreed to sell and issue in a registered direct offering (the “Registered Offering”) to the selling shareholders 12,640,000 Ordinary Shares at an offering price of $7.50 per share.
The Registered Offering was made pursuant to the Company’s existing shelf registration statement on Form F-3 (File No. 333- 286098) filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the SEC on April 2, 2025 (the “Initial Registration Statement”) and the Registration Statement on Form F-3 MEF (File No. 333-290874) filed by the Company with the SEC under the Securities Act pursuant to Rule 462(b) thereunder on October 15, 2025 (the “Supplemental Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). A prospectus supplement to the Registration Statement was filed with the Commission on October 16, 2025.
In a concurrent private placement pursuant to the Purchase Agreement (the “Concurrent Private Placement,” and together with the “Registered Offering,” the “Offering”), the Company agreed to sell to the selling shareholders (i) unregistered Pre-funded Warrants to purchase up to 14,026,666 Ordinary Shares and (ii) unregistered Class D Warrants to purchase up to 53,333,332 Ordinary Shares at a combined offering price of $7.50 per Pre-funded Warrant and accompanying Class D Warrants.
The Class D Warrants are exercisable immediately upon issuance, and have a term of exercise of seven (7) years from the issuance date and had an exercise price per share equal to $9.25. Each Pre-funded Warrant is exercisable for one Ordinary Share at $0.0001 per Ordinary Share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The exercise price of the Private Warrants and the number of Ordinary Shares issuable upon exercise of the Private Warrants are subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Ordinary Shares.
The Private Warrants and the Resale Shares issuable upon the exercise of the Private Warrants were offered in the Concurrent Private Placement pursuant to the exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Private Warrants and the Resale Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. We are registering the Resale Shares on behalf of the selling shareholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling shareholders pursuant to the Purchase Agreement.
The gross proceeds to the Company from the Offering were approximately $200,000,000.00, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

Placement Agency Agreement
On October 15, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent an aggregate fee equal to 6.0% of the aggregate gross proceeds received by the Company from the sale of the Ordinary Shares and Private Warrants in the Offering. The Company also agreed to reimburse the Placement Agent for up to $100,000.00 in accountable expenses, including the Placement Agent’s legal counsel’s fees.
Corporate Information
SEALSQ Corp is a British Virgin Islands (“BVI”) business company incorporated and existing under the laws of the British Virgin Islands. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Our principal executive offices and effective place of management are located at Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland. Our telephone number from the United States is 011 41 22 594 3000. Our website can be accessed at www.SEALSQ.com. The information on or linked to on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3.D: Key Information — Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.
The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.
General Risks
Acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business.
We expect to continue making acquisitions and entering into joint ventures and strategic alliances as part of our long-term business strategy. Acquisitions and other transactions and arrangements involve significant challenges and risks, including that they do not receive the required government approvals to close, that they do not advance our business strategy, that we get an unsatisfactory return on our investment, that they raise new compliance-related obligations and challenges, that we have difficulty integrating and retaining new employees, business systems, and technology, that they distract management from our other businesses, or that announced transactions may not be completed. If an arrangement fails to adequately anticipate changing circumstances and interests of a party, it may result in early termination or renegotiation of the arrangement. We also have limited ability to control or influence third parties with whom we have arrangements, which may impact our ability to realize the anticipated benefits. The success of these transactions and arrangements depend in part on our ability to leverage them to enhance our existing products and services or develop compelling new ones, as well as the acquired companies’ ability to meet our policies and processes in areas such as data governance, privacy, and cybersecurity. It may take longer than expected to realize the full benefits from these transactions and arrangements, such as increased revenue or enhanced efficiencies, or the benefits may ultimately be smaller than we expected.
Resales of our Ordinary Shares in the public market following this offering may cause the trading price to fall.
The resale of a substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares. If our shareholders sell substantial amounts of our Ordinary Shares in the public market following an offering, the trading price of our Ordinary Shares could fall.
Our stock price has been and may continue to be volatile.
The market price of our Ordinary Shares has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell Ordinary Shares. The market price for our Ordinary Shares could be subject to fluctuations as a result of factors that are out of our control, such as:
•
actual or anticipated variations in our results of operations;

•
general conditions and trends in the semiconductor industry; and

•
general economic, political and market conditions.

We may, in the future, issue additional Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.
The future issuance of Ordinary Shares, including in “at the market” or continuous equity offerings may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, might have an adverse effect on any trading market for our Ordinary Shares and could impair our ability to raise capital in the future through the sale of equity securities. Under “at the market” or continuous equity offerings”, we will have discretion, subject to market demand, to vary the timing, prices and number of shares sold.
An active trading market for our Ordinary Shares may not be sustained.
Although our Ordinary Shares are listed on the Nasdaq Stock Market, LLC, the market for our Ordinary Shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their Ordinary Shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their Ordinary Shares and may impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire additional assets by using our Ordinary Shares as consideration.
Our business could suffer as a result of tariffs and trade sanctions or similar actions.
The imposition by the U.S. government of trade measures, including tariffs, sanctions or other restrictions on goods exported from, or imported into, the United States, or countermeasures imposed in response to such U.S. government trade measures, could adversely affect global economic conditions, our operations or our ability to sell our products globally, which could adversely affect our operating results and financial condition. Recently, the U.S. government has initiated the imposition of stronger trade measures on certain goods exported from, or imported into, the U.S., and reciprocally non-U.S. governments have increased their threat and implementation of countermeasures. For example, recently, the U.S. government announced proposed tariffs on imports of semiconductor chips into the U.S. The U.S. President has increased, and reserved for further increases in, the scope and amount of tariffs in the event of retaliatory countermeasures, and the future of existing tariffs and, as a result, the possibility for new tariffs and countermeasures, remains very uncertain. A large amount of our current supply chain does not directly import products to the U.S. as we supply to contract manufacturers located outside the U.S. This is the case even when our ultimate customer is a U.S. company. However, the tariffs on imports of semiconductor chips, or products containing semiconductor chips, into the U.S. could impact upon the contract manufacturers, and the entire semiconductor supply chain, when the finished goods are delivered to the end-customer. Furthermore, end-customers may seek to restructure the supply chain to areas or countries unaffected by tariffs, or demand for the semiconductor supply chain to absorb the added costs of the tariffs and that will, in turn, reduce our revenue and gross profit. There is a further possibility that any future tariffs may still impact upon our ability to sell our product and to remain competitive in the market. Escalations in trade measures may directly impair our business by increasing trade-related costs or disrupting established supply chains and may indirectly impair our business by causing a negative effect on global economic conditions and financial markets. In addition, de-escalation of trade measures, or selected exemptions from trade measures, may not result in an immediate increase in our business activity. The ultimate impact of the evolving trade measures is uncertain and may be affected by various factors, including whether and when such trade measures are implemented, the timing when such measures may become effective, and the amount, scope, or nature of such trade measures.
Additional changes or threatened changes in U.S. trade measures have affected and may continue to affect trade involving many countries as well, including Mexico, Canada, Colombia, Taiwan, the People’s Republic of China, the United Kingdom, and the member countries of the European Union. Each of these measures or threatened measures may instigate reciprocal countermeasures by affected countries, potentially accelerating further increases in trade measures. Any trade measure against Taiwan may specifically target imports of semiconductor products, which, if imposed, could seriously and negatively affect our business and the U.S. economy overall. The materials subject to these trade measures may impact the cost or availability of raw materials used by our suppliers or in our customers’ products. We cannot predict the evolving trade policies, but the imposition of trade measures by the U.S. on a broader range of imports, or further retaliatory trade measures taken in response to additional U.S. trade measures, could increase costs in our supply chain or reduce demand of our customers’ products, either of which could adversely affect our results of operations. Any increase in trade-related costs associated with such measures may impair the profitability of such international production, may strain our suppliers’ ability to reliably provide inputs necessary to produce these items, and may otherwise affect our partners’ abilities to provide our products at previously contracted prices. Our business and financial results could be negatively affected as a result.
Risks Related to Our Investment Policy and Investment Portfolio
The value of our investment portfolio may decline.
The Company’s Investment Policy permits the Company to invest from time to time in securities and certain crypto-currencies as approved by the Board (collectively referred to herein as the “Approved Crypto-Currencies”), including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), and WECAN tokens (which are Ethereum-based native utility token compliant with the ERC-20 standard tokens issued by WeCan Group SA, (a Swiss blockchain and data compliance company in which SEALSQ Corp has a 28.30% equity stake)), and the Company will be exposed to market volatility in connection with these investments. The Company’s financial position and financial performance could be adversely affected by worsening market conditions or poor performance of such investments. Bitcoin, for example, is a highly volatile asset and has experienced significant price fluctuations over time. Our crypto-currency strategy has not been tested and may prove unsuccessful. The Company may also invest from time to time in nonmarketable securities and may need to hold such instruments for a long period of time and may not be able to realize a return of its cash investment should there be a need to liquidate to obtain cash at any given time. The Company may also invest from time to time in securities that are interest-bearing securities and if there are changes in interest rates, those changes would affect the interest income the Company earns on these investments and, therefore, impact its cash flows and results of operations, as well as the value of such assets as reflected on the balance sheet.
Our investment portfolio may be concentrated in just a few holdings, which may result in a single holding significantly impacting the value of our investment portfolio.
The Company’s investment portfolio is overseen in accordance with the guidelines approved by the Investment Committee pursuant to the Investment Policy. The Company’s investment portfolio may be concentrated in just a few holdings. Accordingly, a significant decline in the market value of one or more of such holdings may not be offset by hypothetically better performance of the other holdings, if any. This concentration of risk may result in a more pronounced effect on net income and stockholders’ equity and may result in greater volatility in the fair market value of the Company’s investment portfolio from one period to another.
The trading prices of many digital assets, including the Approved Crypto-Currencies, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of any of the Approved Crypto-Currencies, is likely to influence our financial results and the market price of our ordinary shares.
Digital assets are highly volatile assets, and to the extent we hold material positions in the Approved Crypto-Currencies or other digital assets, fluctuations in the price of any of the Approved Crypto-Currencies or other digital assets are likely to influence our financial results and, as a result, the market price of our ordinary shares. To the extent we hold material positions in the Approved Crypto-Currencies or other digital assets, our financial results and the market price of our ordinary shares would be adversely affected, and our business and financial condition would be negatively impacted, if the price of any of the Approved Crypto-Currencies or other digital assets decreased substantially (as it has in the past, such as during 2022), including as a result of:
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decreased user and investor confidence in any of the Approved Crypto-Currencies or other digital assets, including due to the various factors described herein;

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investment and trading activities, such as

(i)
trading activities of highly active retail and institutional users, speculators, miners and investors,

(ii)
actual or expected significant dispositions of any of the Approved Crypto-Currencies or other digital assets by large holders, and

(iii)
actual or perceived manipulation of the spot or derivative markets for any of the Approved Crypto-Currencies or other digital assets or spot Approved Crypto-Currencies or other digital assets exchange traded products;

•
negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, any of the Approved Crypto-Currencies or the broader digital assets industry;

•
changes in consumer preferences and the perceived value or prospects of any of the Approved Crypto-Currencies or other digital assets;

•
competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•
a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for Bitcoin or Ethereum purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Bitcoin, Ethereum or other digital assets or adversely affect investor confidence in digital assets generally;

•
the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of Bitcoin from Bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of Bitcoin;

•
disruptions, failures, unavailability, or interruptions in service of trading venues for any of the Approved Crypto-Currencies, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection;

•
the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

•
regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of any of the Approved Crypto-Currencies, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•
further reductions in mining rewards of Bitcoin or other digital assets, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin or other digital asset transactions, or increases in the costs associated with Bitcoin or other digital asset mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network or other digital asset networks;

•
transaction congestion and fees associated with processing transactions on the Bitcoin, Ethereum, Hedera and/or WECAN tokens or other digital asset networks;

•
macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

•
developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain or other digital asset blockchains and networks becoming insecure or ineffective; and

•
changes in national and international economic and political conditions.

The Approved Crypto-Currencies and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
The Approved Crypto-Currencies and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects and evolving, and it is possible that regulators in the United States or other countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of any of the Approved Crypto-Currencies.
The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of any of the Approved Crypto-Currencies and other digital assets or the ability of individuals or institutions to own or transfer any of the Approved Crypto-Currencies and other digital assets. Regulatory authorities have been evolving in their approach to digital assets. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally, and the Approved Crypto-Currencies specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of any of the Approved Crypto-Currencies and, in turn, adversely affect the market price of our ordinary shares.
Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.
The growth of the digital assets industry in general, and the use and acceptance of the Approved Crypto-Currencies in particular, may also impact the price of any of the Approved Crypto-Currencies or other digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Approved Crypto-Currencies may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to the Approved Crypto-Currencies, institutional demand for the Approved Crypto-Currencies as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for the Approved Crypto-Currencies as a means of payment, and the availability and popularity of alternatives to the Approved Crypto-Currencies. Even if growth in the adoption of the Approved Crypto-Currencies occurs in the near or medium-term, there is no assurance that usage of the Approved Crypto-Currencies will continue to grow over the long-term.
Because the Approved Crypto-Currencies have no physical existence beyond the record of transactions on their respective blockchains and networks, a variety of technical factors related to the Approved Crypto-Currencies blockchains and networks could also impact the price of the Approved Crypto-Currencies. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain or other digital asset blockchains and networks and negatively affect the price of Bitcoin or other digital assets. The liquidity of Bitcoin or other digital assets may also be reduced and damage to the public perception of Bitcoin or other digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin or other digital asset-related services or accept Bitcoin or other digital assets as payment, which could also decrease the price of Bitcoin or other digital assets. Similarly, the open-source nature of the Bitcoin blockchain or other digital asset blockchains means the contributors and developers of the Bitcoin blockchain or other digital assets are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade such blockchains could adversely affect such blockchains and negatively affect the price of Bitcoin or other digital assets.

The launch of central bank digital currencies (“CBDCs”) may change consumer preferences and the perceived value or prospects of digital assets.
The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, and change consumer preferences and the perceived value or prospects of digital assets.
HBAR is the native token of the Hedera public network, which differs materially from conventional blockchains. Investing in or holding HBAR could expose us to risks specific to Hedera’s technology, governance, and token economics.
The Hedera network is governed and controlled by the Hedera Governing Council, which is comprised of a limited number of multinational corporations and academic institutions, and it retains the authority to direct protocol upgrades, determine validator participation, and influence network policy. Therefore, control is concentrated in a small group and decisions adverse to HBAR holders could be made without broad community consent. Hedera’s hashgraph consensus algorithm remains relatively new and previously undiscovered weaknesses may emerge as usage grows. Certain features of HBAR, such as token freezing, KYC/AML compliance flags, and issuer-controlled minting and burning, could expose network participants and developers to heightened scrutiny under evolving securities, commodities, and payments regulations across multiple jurisdictions.
The WECAN tokens are novel, highly speculative digital assets that entail risks beyond those inherent in Ethereum-based ERC-20 tokens
WECAN tokens rely on a proprietary and semi-permissioned infrastructure, which may concentrate operational control and create a single point of systemic failure. Given that the WECAN tokens are used in digital identity, such as KYC/AML verification, and data auditability functions, there is a risk of heightened exposure to regulatory and compliance oversight across multiple jurisdictions. Since the WECAN tokens have low trading volumes and a high token supply, there is a greater risk of price manipulation, impaired secondary market exit, and dilution upon the release of vested or reserved token allocations. Further, the success of the WECAN token, in part, is dependent on enterprise adoption and strategic partnerships and if those do not materialize, the WECAN token may lose value or cease to exist. The WECAN token is built on the ERC-20 standard, and it is, therefore, exposed to technical vulnerabilities in the ERC-20 standard and in any bridging mechanisms used to link Ethereum and the WECAN infrastructure.
Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.
The governance of some digital asset networks and protocols, such as the Bitcoin and Ethereum Networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.
If a significant majority of users and validators were to adopt amendments to the networks for the Approved Crypto-Currencies based on the proposals of such core developers, the networks for the Approved Crypto-Currencies would be subject to new source code that may adversely affect the value of the Approved Crypto-Currencies.
As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Approved Crypto-Currencies, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Approved Crypto-Currencies and our financial condition and results of operations could be materially adversely affected.
Security breaches and cyberattacks are of particular concern with respect to our holdings and potential holdings of the Approved Crypto-Currencies or other digital assets. The Approved Crypto-Currencies and other blockchain-based cryptocurrencies and the entities that provide services to participants in the digital asset ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:
•
a partial or total loss of our Approved Crypto-Currencies in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians that we may engage to hold our Approved Crypto-Currencies;

•
harm to our reputation and brand;

•
improper disclosure of data and violations of applicable data privacy and other laws; or

•
significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader blockchain ecosystem or in the use of the blockchain ecosystems to conduct financial transactions, which could negatively impact us.
Attacks upon systems across a variety of industries, including industries related to Bitcoin and/or Ethereum, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing or future military and/or geopolitical conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.
We face risks relating to the custody of any Approved Crypto-Currency we may hold, including the loss or destruction of private keys required to access such digital assets and cyberattacks or other data loss relating to our digital asssets.
We intend to hold our Approved Crypto-Currencies with regulated custodians that have duties to safeguard our private keys. Our holdings of any of our Approved Crypto-Currencies may be concentrated with a single custodian from time to time. In light of the significant amount of Approved Crypto-Currencies we may hold, we would seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Approved Crypto-Currencies we may hold as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody any of the Approved Crypto-Currencies we may hold, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States or consolidation in the custody industry, we may need to take other measures to custody any of the Approved Crypto-Currencies we may hold, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.
Any insurance that we obtain that would covers losses of our holdings of digital assets may only cover a small fraction of the value of the entirety of our digital asset holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we may have or that such coverage will cover losses with respect to our digital assets. Moreover, the use of custodians may expose us to the risk that the digital assets that custodians may hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such digital assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our digital assets.
The Approved Crypto-Currencies are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which such digital assets are held. While the blockchain ledger for the Approved Crypto-Currencies requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Approved Crypto-Currencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Approved Crypto-Currencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and Decentralized Ledger technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.
Our digital asset treasury strategy exposes us to risk of non-performance by counterparties
Our digital asset treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of the digital assets, a loss of the opportunity to generate funds, or other losses.
One of the counterparty risks with respect to digital assets is custodian default in the performance of obligations under the various custody arrangements we may enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, and placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.
While custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that any custodially-held digital assets will not become part of the custodian’s insolvency estate if one or more of the custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our digital assets, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we may custody substantially all of our digital assets, could have a material adverse effect on our business, prospects, financial condition, and operating results.
The availability of spot Bitcoin Exchange Traded Products and Ethereum Exchange Traded Products (ETPs) may adversely affect the market price of our ordinary shares.
Although Bitcoin, Ethereum and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin and Ethereum through traditional investment channels, and instead generally were only able to hold Bitcoin and Ethereum through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin or Ethereum directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin or Ethereum holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin and Ethereum through investment vehicles that hold Bitcoin and Ethereum, respectively, and issue shares representing fractional undivided interests in their underlying Bitcoin or Ethereum holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums or discounts to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum, or due to the inability to convert such instruments to digital asset holdings, or withdraw digital assets from such facilities.
In 2024, the SEC approved the listing and trading of spot Bitcoin ETPs and spot Ethereum ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. To the extent investors view our ordinary shares as providing exposure to Bitcoin or Ethereum, it is possible that the value of our ordinary shares may have included (or may in the future include) a premium over the value of Bitcoin or Ethereum we were expected to hold (or that we may in the future hold) due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum or may be subject to declined due to investors now having a greater range of options to gain exposure to Bitcoin and Ethereum and investors choosing to gain such exposure through ETPs rather than our ordinary shares.
Although we are an operating company with a post-quantum technology hardware and software solutions business, and we believe we offer a different value proposition than a passive Bitcoin or Ethereum investment vehicle such as a spot Bitcoin ETP or spot Ethereum ETP, investors may nevertheless view our ordinary shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP or spot Ethereum ETP instead of our ordinary shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin or Ethereum that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs or spot Ethereum ETPs, we (i) do not seek for our shares to track the value of the underlying Bitcoin or Ethereum we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable spot Bitcoin ETPs and spot Ethereum ETPs to continuously align the value of their shares to the price of the underlying Bitcoin or Ethereum they hold through share creation and redemption, (iii) are a British Virgin Islands corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin and Ethereum holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our ordinary shares.
As a result of the foregoing factors, availability of spot Bitcoin ETPs and spot Ethereum ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of our ordinary shares

Our digital asset treasury strategy subjects us to enhanced regulatory oversight.
As noted above, several spot Bitcoin ETPs and spot Ethereum ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot Bitcoin ETP or a spot Ethereum ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our holdings of digital assets. For example, if we hold a substantial portion of our assets in the form of digital assets, or if we earn a substantial portion of our income from digital assets, regulators could take the position that we are a commodity pool operator or otherwise subject to regulations (including registration requirements) under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and/or, to the extent such digital assets are treated as securities, that we are an investment company subject to regulations (including registration requirements) under the Investment Company Act of 1940 (as amended, the “ICA”). We currently do not believe that our planned digital asset treasury strategy will require registration under the CEA or the ICA, but if regulators believe otherwise, we could be subject to enforcement action, or we may be required to discontinue such strategy or incur substantial costs to register and comply with regulations under the CEA and/or the ICA.
In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and plan take care to only acquire our digital assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our Approved Crypto-Currencies from bad actors that have used digital assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in digital assets by us may be restricted or prohibited.
Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in digital assets.
In addition, private actors that are wary of digital assets or the regulatory concerns associated with digital assets may in the future take further actions that may have an adverse effect on our business or the market price of our ordinary shares.
Due to the currently unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of our digital assets.
Digital asset trading venues are relatively new and, in many cases, unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many crypto assets trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of Bitcoin, Ethereum or other digital asset trading and/or are subject to regulatory oversight, in the event one or more Bitcoin, Ethereum or other digital asset trading venues cease or pause for a prolonged period the trading of Bitcoin, Ethereum or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80 – 95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. Any actual or perceived false trading in the digital asset markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Approved Crypto-Currencies. Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in any of the Approved Crypto-Currencies and the broader digital asset ecosystem and greater volatility in the price of the Approved Crypto-Currencies. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of Bitcoin and other digital assets significantly declined. As the price of our ordinary shares could be affected by the value of any digital assets we may hold, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of our ordinary shares.
Our failure to deal appropriately with conflicts of interest could adversely affect our businesses.
Certain of our executive officers, members of our Investment Committee and members of the Board of Directors engage in personal investment activities. These personal investments, done in their individual capacities or through affiliated investment vehicles, may give rise to potential conflicts or perceived conflicts between the personal financial interests of the executive officers, members of our Investment Committee or members of the Board of Directors and the interests of us, any of our subsidiaries or any stockholder other than such executive officers, members of our Investment Committee or members of the Board of Directors.
In addition, our Chairman, Chief Executive Officer and member of the Board of Directors, Carlos Moreira, is a member of the board of directors of WeCan Group SA (“WeCan”), the developer of the WECAN token. As of September 22, 2025, we held a 28.3% equity stake in WeCan. While Mr. Moreira will recuse himself from any decision making regarding any investment in the WECAN token, these relationships may give rise to potential conflicts or perceived conflicts between Mr. Moreira’s duty as a member of the board of directors of WeCan and his duty to our Company.
Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to holdings of digital assets.
Our historical financial statements do not fully reflect the potential variability in earnings that we may experience in the future from acquiring, holding or selling significant amounts of digital assets.
The price of Bitcoin and other digital assets has historically been subject to dramatic price fluctuations and is highly volatile.
We expect to determine the fair value of our Approved Crypto-Currencies based on quoted (unadjusted) prices on the applicable exchange (if available), and following adoption of ASU 2023-08, will be required to measure our holdings of the Approved Crypto-Currencies at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Approved Crypto-Currencies in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our ordinary shares. Conversely, any sale of our Approved Crypto-Currencies at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.
Due in particular to the volatility in the price of Bitcoin, Ethereum and HBAR, we expect our adoption of ASU 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our Bitcoin and Ethereum on our balance sheet. Due to the Company’s investment in WeCan Group SA, the developer of the WeCan token, our investment in the WeCan token will be valued at cost and reviewed periodically for indicators of impairment. Gains in the value of the WECAN token will only be recognized upon sale of the token.

Due to anticipated future purchases, we expect that the proportion of our total assets represented by our holdings of the Approved Crypto-Currencies will increase in the future. As a result, and in particular with respect to the periods with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.
The emergence or growth of new digital assets, including those with significant private or public sector backing, could have a negative impact on the price of the Approved Crypto-Currencies and adversely affect our business
There are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets. If such new digital assets are perceived as superior to those we may hold, those new digital assets could gain market share relative to those we may hold and the value of digital assets we may hold could decline or otherwise be lower than it otherwise would have been.
Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin, Ethereum and other digital assets we may hold as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of the Approved Crypto-Currencies we may hold to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Our holdings of digital assets will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
Historically, the digital asset markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. For example, a number of Bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our holdings of digital assets may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, the Approved Crypto-Currencies we intend to hold with our custodians and transact with our trade execution partners do not (and may not in the future) enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets, or otherwise generate funds using digital asset holdings, including in particular during times of market instability or when the price of our digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions using our digital assets as collateral, or otherwise generate funds using our digital asset holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.
We are not registered as an investment company under the Investment Company Act of 1940 (as amended, the “ICA”) or as a Commodity Pool Operator, Commodity Trading Advisor or otherwise under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and shareholders do not have the protections associated with ownership of shares in a registered investment company under the ICA nor the protections afforded by the CEA.
The ICA is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset values; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the ICA requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.
The Company is not registered as an investment company under the ICA, and believes that it is not required to register as such under the ICA. Consequently, our shareholders do not have the regulatory protections provided to investors in investment companies.
The Company will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the U.S. Commodity Futures Trading Commission (the “CFTC”), and believes that it is not a commodity pool for purposes of the CEA, and is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. Consequently, our shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
Regulatory change reclassifying Bitcoin, Ethereum or other digital assets as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Bitcoin, Ethereum or our other digital asset holdings and the market price of our ordinary shares.
Under Sections 3(a)(1)(A) and (C) of the ICA, a company generally will be deemed to be an “investment company” for purposes of the ICA (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the ICA, and are not registered as an “investment company” under the ICA as of the date hereof.
While certain SEC officials have stated their personal view that Bitcoin is not a “security” for purposes of the federal securities laws, and the SEC closed an investigation into Ethereum and will not pursue charges alleging that sales of Ethereum are securities transactions, a contrary determination by the SEC, a determination that other digital assets we may hold are securities (or our purchase of any of the Approved Crypto-Currencies via a securitized product) could lead to our classification as an “investment company” under the ICA, if the portion of our assets consisting of digital assets treated as securities, together with other securities we hold, exceeds the applicable thresholds in the ICA, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.
We monitor our assets and income for compliance under the ICA and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the ICA and corresponding SEC regulations. If any of our digital assets are determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of such digital assets that constitute investment securities under the ICA. These steps may include, among others, selling our digital assets that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our digital assets at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the ICA, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company. If we were unsuccessful, then we would have to register as an investment company, and the additional regulatory restrictions imposed by ICA could adversely affect the market price of our digital assets and in turn adversely affect the market price of our ordinary shares.
Our custodially-held digital assets may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.
If digital assets we may hold with custodians are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets and this may ultimately result in the loss of the value related to some or all of such digital assets. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to us of financing collateralized by digital assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to digital asset holdings we may have. Even if we are able to prevent any digital assets we may hold from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing any digital assets we may hold with the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our ordinary shares.
A temporary or permanent blockchain “fork” to our digital assets could adversely affect our business.
Blockchain protocols, including Bitcoin, Ethereum and the Hedera network, are open source. Any user can propose modifications to the protocol software. If a substantial majority of participants — such as miners in proof-of-work systems or validators in proof-of-stake systems — agree to adopt a proposed change, the modification may be implemented, allowing the protocol to evolve without disrupting network functionality. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability. A “hard fork” — where there is disagreement among the users about the rules of the network — can have a significant negative impact on value of the digital asset.
The Bitcoin network has been subject to “forks” that resulted in the creation of new networks, including Bitcoin cash ABC, Bitcoin cash SV, Bitcoin diamond, Bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the digital assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, or any of their forked alternatives.
Furthermore, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the Bitcoin cash and Bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians’ practices and policies. We may not immediately or ever have the ability to withdraw a forked or airdropped Bitcoin, Ethereum or other digital assets that is received or created with respect to Bitcoin, Ethereum and/or other digital assets that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of assets.
The due diligence procedures conducted by us and our liquidity provider to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.
We plan to execute trades through liquidity providers, and will rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While we expect such third-party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with our contractual arrangements, there is no guarantee that they will do so. Accordingly, we may be exposed to risk that our due diligence procedures may fail. If we are found to have transacted in digital assets with bad actors that have used digital assets to launder money or with persons subject to sanctions, we may be subject to regulatory proceedings, or digital asset may be subject to freezing or forfeiture and any further transactions or dealings in digital assets by us may be restricted or prohibited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “projects,” “forecasts” and variations of such words and similar expressions, as they relate to us, WISeKey International Holding S.A., our parent company (“WISeKey”), our management or third parties, are intended to identify the forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial performance, results of operations, market data, events or developments that SEALSQ expects or anticipates will occur in the future, as well as any other statements which are not historical facts. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward- looking statements include, but are not limited to, statements we make regarding:
These forward-looking statements include, but are not limited to, statements relating to:
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Our anticipated goals, growth strategies and profitability;

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Future operating or financial results;

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Our planned capital expenditure program for additional production lines to be added to our supply chain;

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The development of our post-quantum cryptography products and our expectation to generate revenue from such products;

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The potential for post-quantum cryptography products and estimated market size and market growth including with respect to our long-term business strategy for post-quantum cryptography;

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Our intention to make investments in sales and marketing operations including research and development (“R&D”) of new products such as post- quantum cryptography;

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Our plans for global customer base expansion;

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The establishment of a Design Center, Outsource Semiconductors Assembly and Testing (“OSAT”) and Personalization project and the projected additional revenue that it will generate;

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Our anticipated pipe growth in 2026;

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Our belief that the products resulting from our R&D will create additional opportunities for growth;

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Our expectation about the development of the markets for SEALSQ, including post-quantum cryptography products, customized security offerings through Application-Specific Integrated Circuit (“ASICs”), expanding the role of Metaverse, increase in cyber threats and growth of secure hardware market, growing demand for Internet of Things (“IoT”) solutions, and increase in cybersecurity spending based on recent regulations and legislation;

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Our intent to invest heavily in the ongoing development of our products and technology, including anticipated fab capacity expansion and utilization and expected ramp and production timelines for the Company’s post-quantum semiconductors;

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Our expectation that we will continue to gain several benefits from our parent company, WISeKey, including the financial reporting and legal support via certain service agreements;

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Our forecasted decrease in the sales of our traditional semiconductor chips, as our customers transition towards post- quantum semiconductor technologies;

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Our investment in quantum-as-a-service and quantum computing in the cloud;

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Changes in global trade policies, including the adoption and expansion of tariffs and trade barriers, that could affect the macro- economic environment and adversely impact the demand for our products;

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The availability and costs of equipment, raw materials, utilities, third-party manufacturing services and technology, or other supplies required by our operations;

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The timing, size, composition, and performance of our treasury fund, including our plans to acquire, hold, rebalance, or dispose of Bitcoin, Ethereum, HBAR and WECAN, expected benefits to liquidity, diversification, capital allocation, and shareholder value, and our risk management, custody, accounting, and compliance practices;

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The anticipated future growth of the Company as a result of the acquisition of IC’ALPS;

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The future revenue that will be generated by IC’ALPs; and

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Assumptions underlying or related to any of the foregoing.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us and are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those factors include, in addition to those set forth in Item 3.D. “Risk Factors” in this prospectus of our 2024 Annual Report on Form 20-F and those included elsewhere in this report, among others, the following:
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The adoption by developers and customers of quantum computing;

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Our ability to sell post-quantum cryptography products to customers;

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The inability to realize estimated financial position, results of operations or cash flows;

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Our ability to anticipate market needs and opportunities;

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Our ability to attract new customers and retain existing customer base;

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Our ability to foster innovation, to develop new products and enhancements to our existing products;

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The demand for our products or for the goods into which our products are incorporated;

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Our expectation that order commitments and non-cancellable orders we received are properly executed;

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The sufficiency of our cash and cash equivalents to meet our liquidity needs;

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The impact of any supply chain disruption that we may experience;

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Our dependency on the timely supply of equipment and materials from our third-party suppliers;

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Our ability to protect our intellectual property rights;

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Our ability to keep pace with technical advances in cryptography and semiconductor design;

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Our ability to raise funds for investment by cash flow from operating activities, advance payments from a key customer, and grants and other available subsidies from funding agencies;

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Our ability to reduce our cost structure and general and administrative costs;

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Our ability to attract and retain qualified employees and key personnel;

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Our ability to attract new customers and retain and expand within our existing customer base;

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Our ability to foster innovation, to develop new products and enhancements to our existing products;

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Our ability to integrate IC’ALPS into our existing operations and realize anticipated benefits, synergies, efficiencies, cost savings, and growth opportunities, and the timing thereof;

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The future growth of the information technology and cybersecurity industry;

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Risks relating to SEALSQ’s ability to implement its growth strategies;

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Our ability to successfully form new strategic partnerships with our alliance partners;

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Our ability to continue beneficial transactions with material parties, including WISeKey and a limited number of significant customers;

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Our ability to prevent security breaches and unauthorized access to confidential customer information;

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Our ability to comply with modified or new laws and regulations relating to our industries;

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The activities of our competitors and the introduction of competing products by our competitors;

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Market demand and semiconductor industry conditions;

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Our ability to successfully introduce new technologies and products;

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Uncertain negative effects from the imposition by the United States of tariffs, sanction or other restrictions;

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The cyclical nature of the semiconductor industry;

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An economic downturn in the semiconductor industry;

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Our ability to comply with U.S. and other applicable international laws and regulations;

•
Changes in our overall tax position as a result of changes in tax laws or tax rates, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact our results of operations as well as our ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

•
Fluctuations in the exchange rates between the U.S. dollar and the other major currencies we use for our operations;

•
Our ability to collect accounts receivable;

•
Changes in certain commodities used as raw material, which may affect our gross margin; and

•
How long we will qualify as an emerging growth company or a foreign private issuer.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU TO IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

CAPITALIZATION
Our capitalization, if required, will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to merger and acquisition activities, working capital, research and development expenditure, and strategic investment opportunities.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.
We will not receive any proceeds from the sale of the securities by the selling shareholders, if any.

DESCRIPTION OF ORDINARY SHARES
The following description of our share structure is a summary of the material terms of our amended and restated memorandum and articles of association and BVI corporate law regarding our shares and the holders thereof. This description contains all material information concerning our shares but does not purport to be complete.
General
We are a British Virgin Islands Business Company (company number 2095496) and our affairs are governed by our amended and restated memorandum and articles of association (“Articles”), the BVI Business Companies Act, Revised Edition 2020 (“BVI Act”) and common law of the British Virgin Islands. Based upon the Articles, we are authorized to issue a maximum of 510,000,000 shares in two classes as follows:
(a)
500,000,000 Ordinary Shares with a par value of USD 0.01 per share (“Ordinary Shares”); and

(b)
10,000,000 Class F Shares with a par value of USD 0.05 per share (“Class F Shares”).

As of the date of this prospectus, 177,400,997 Ordinary Shares are issued and outstanding and 1,499,800 Class F Shares are issued and outstanding. No preferred shares are issued or outstanding or authorized by our Articles. The following description summarizes the material terms of our shares as set out more particularly in our Articles. Because it is only a summary, it may not contain all the information that is important to you.
Share Rights
Each Ordinary Share confers upon the shareholder:
(a)
the right to attend any meeting of shareholders;

(b)
the right to one vote per Ordinary Share on any resolution of shareholders as against each other Ordinary Share but, as a class, the Ordinary Shares shall retain 50.01% of the Company’s voting power;

(c)
the right to an equal share in any dividend paid by the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference or be subordinate to any other share;

(d)
the right to an equal share in the distribution of the surplus assets of the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference to any other share; and

(e)
such other rights and entitlements as may be specified in the Articles.

Our Ordinary Shareholders have no conversion, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares.
Each Class F Share confers upon the shareholder:
(a)
the right to attend any meeting of shareholders;

(b)
a number of votes per Class F Share, on any matter that is submitted to a vote of shareholders, that would cause the total votes of all Class F Shares to equal 49.99% of the voting power of all shares (or, if the applicable voting standard is “a majority of the shares present in person or represented by proxy and entitled to vote on such matter”, 49.999999% of the voting power of shares present in person or represented by proxy and entitled to vote on such matter);

(c)
the right to an equal share in any dividend paid by the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share; and

(d)
the right to an equal share in the distribution of the surplus assets of the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share.

The Class F Shares are subject to mandatory and automatic redemption, in the event of a change of control (being the acquisition by any person or entity, alone or jointly, of more than 50% of the voting rights of any Class F Shareholder which is a corporate entity), as determined by the Company’s board of directors, in exchange for the issuance of new Ordinary Shares at a ratio of five (5) Ordinary Shares for each one (1) Class F Share redeemed.
The Class F Shares are non-transferable.
The Company and the holders of the Class F Shares have entered into a Class F Shareholders’ Agreement that provides, among other things, that the holders of Class F Shares:
•
will vote the Class F Shares held by them as one and in accordance with the majority (by the number of shares held) view of the holders of the Class F Shares; and

•
are bound by the redemption provisions set out in the Articles and that they will take all necessary action to comply with them.

Register of Members
Under the BVI Act, the shares are deemed to be issued when the name of the shareholder is entered in the register of members.
Our register of members will be maintained by our transfer agent, Computershare Inc.
If:
(a)
information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register; or

(b)
there is unreasonable delay in entering information in the register,

a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.
Dividends
We have not paid any cash dividends on our shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings. Under the laws of the British Virgin Islands and our Articles, we may only pay a dividend or make a distribution to our shareholders if, following such dividend or distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. In addition, the Second Tranche Notes prohibit us and our subsidiaries from paying dividends or other cash distributions, except for intercompany transfers to us and payments to WISeKey.

Comparison of Shareholder Rights
DELAWARE CORPORATE LAW	BVI CORPORATE LAW
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Class actions and derivative actions are generally not available to shareholders under British Virgin Islands law.
The British Virgin Islands courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum and articles of association. Furthermore, consideration would be given by a British Virgin Islands court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the High Court of the British Virgin Islands, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	The Articles contain a provision that the board of directors has the power to determine the remuneration, if any, of the directors.

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.
Classified boards are permitted.
The Articles provide that the directors shall be appointed at the Company’s annual general meeting and will hold office until the next annual general meeting or until their earlier death, resignation or removal. Re-election is possible. The directors of the Company may appoint directors where there is a vacancy.

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:
•
any breach of a director’s duty of loyalty to the corporation or its shareholders;

Section 132 of the BVI Act, and the Articles, provide that, subject to certain limitations, SEALSQ shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•
by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•
by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•
by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•
by the shareholders.

Section 133 of the BVI Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to them in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: • the duty of care; and • the duty of loyalty.
The BVI Act imposes a duty on directors and officers of a British Virgin Islands company:
(a)   to act honestly and in good faith and in what the director believes to be in the best interests of the company when exercising their powers as a director;

DELAWARE CORPORATE LAW	BVI CORPORATE LAW

(b)   to exercise the reasonable care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:
i.   the nature of the company;
ii.   the nature of the decision; and
iii.   the position of the director and the nature of their responsibilities;
(c)   to exercise their duties for proper purpose and in accordance with the BVI Act and the memorandum and association of the company; and
(d)   to disclose any interest which they have in a transaction entered into or to be entered into by the company.
The statutory duties imposed on directors, by the BVI Act, are further supplemented by common law duties established (over centuries) of case law. There is considerable overlap between the common law and the BVI Act and in most circumstances it is not necessary to consider the two separately.
In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence a breach of one of the fiduciary duties.
Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The BVI Act also imposes a duty on directors and officers of a British Virgin Islands company to:
(a)   act honestly and in good faith with a view to the best interests of the company; and
(b)   exercise the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances.
In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	The BVI Act provides that shareholders may take action by written consent. Under the Articles a resolution in writing is passed when it is signed by the shareholders of the Company who at the date of the notice of the resolution represent such majority of votes of shares as would be entitled to vote on such resolution.
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.	Under the Articles, shareholders entitled to exercise 30% or more of the voting rights, in respect of the matter for which the meeting is requested, can require the directors to convene a meeting of shareholders.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.
Under British Virgin Islands law, the voting rights of shareholders are regulated by the company’s memorandum and articles of association and, in certain circumstances, by the BVI Act.
The Articles do not provide for cumulative voting.

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.
Under the Articles, a director may be removed:
(a)   with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the shares entitled to vote; or
(b)   with cause, by resolution of directors passed by all directors other than the director being removed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	There is no similar law in the British Virgin Islands.
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
As permitted by the BVI Act and our Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.
A company may also be wound up where a court deems it just and equitable to do so and in circumstances where they are insolvent in accordance with the terms of the BVI Insolvency Act.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under the Articles, the rights conferred upon the holders of our shares of any class may only be varied with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted.
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A British Virgin Islands company’s memorandum and articles of association may be amended by resolutions of the board of directors and the shareholders, subject to the BVI Act and the memorandum and articles of association.
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.
Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the BVI Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), a list of the current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.
A shareholder of a company is entitled, on giving written notice to the company, to inspect:
(a)   the memorandum and articles;
(b)   the register of members;
(c)   the register of directors; and
(d)   the minutes of meetings and resolutions of members and of those classes of members of which they are a member, and to make copies of or take extracts from the documents and records referred to above.
Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.
Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to a British Virgin Islands Court for an order that they should be permitted to inspect the document or to inspect the document without limitation.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
•
out of its surplus, or

•
in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Under British Virgin Islands law, the board of directors may declare a dividend without shareholder approval, but a company may not declare or pay dividends if there are reasonable grounds for believing that:
(a)   the company is, or would after the payment be, unable to pay its debts as they fall due; or
(b)   that the value of the company’s assets would be less than its liabilities.

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
The number of shares that a British Virgin Islands company is authorized to issue is set out in the memorandum and articles of association.
The Articles provide that the company is authorized to issue 510,000,000 shares in two classes as follows:
(a)   500,000,000 Ordinary Shares; and
(b)   10,000,000 Class F Shares.

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
The consolidation or merger of a British Virgin Islands company with another company or corporation (other than certain affiliated companies) requires the consolidation or merger to be approved by the company’s board of directors and by its shareholders. Unless the company’s memorandum and articles of association provide otherwise, the approval of a majority of the shareholders voting at a meeting of shareholders is required to approve the consolidation or merger agreement.
Under British Virgin Islands law, in the event of a consolidation or merger of a British Virgin Islands company with another company or corporation, a shareholder of the British Virgin Islands company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may seek fair value for those shares in accordance with Section 179 of the BVI Act.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
The applicable prospectus supplement will describe the terms of the warrants, including as applicable:
•
the offering price;

•
the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•
the number of warrants being offered;

•
the date, if any, after which the warrants and the underlying securities will be transferable separately;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the number of warrants outstanding, if any;

•
any material BVI and/or U.S. federal income tax consequences;

•
the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.
Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the designated office of the warrant agent in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase Ordinary Shares will not have any rights of holders of Ordinary Shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.
Certain Risk Considerations
Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying Ordinary Shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, the dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, the dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.
In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:
•
the trading price of the warrants;

•
the price of the underlying securities at that time;

•
the time remaining to expiration; and

•
any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.
Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.
Exercise of Warrants
Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the warrant expiration date (which may be extended by us), unexercised warrants will become void.
Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the designated office of the warrant agent in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each Ordinary Share upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each shareholder;

•
the number and terms of the Ordinary Shares which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the material terms of a unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION
The material BVI and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling shareholders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
The securities described in this prospectus may be sold by us and by selling shareholders (in each case as specified in the applicable prospectus supplement) through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•
the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The securities described in this prospectus may be distributed from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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varying prices determined at the time of sale related to such prevailing market prices; or

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negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used for the sale of securities described in this prospectus, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the securities on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. The securities described in this prospectus may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.
If a dealer is used in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Our Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities offered, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
The securities may be sold directly or through agents so designated from time to time. Any agent involved in the offering and sale of securities and any commissions paid to the agent will be described in the applicable prospectus supplement.
Agents or underwriters may be authorized to solicit offers by institutional investors to purchase securities from us or from selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions to be paid for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us, from the selling shareholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by Harney Westwood & Riegels (BVI) LP. Certain matters of U.S. federal and New York law are being passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York.
EXPERTS
The financial statements of SEALSQ Corp as of and for the year ended December 31, 2024 and December 31, 2023, in each case incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the reports of BDO Ltd, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The financial statements of SEALSQ Corp Predecessor as of and for the year ended December 31, 2022, incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of BDO Rhône Alpes, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed), and, to the extent designated therein, reports on Form 6-K, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
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our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

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our Reports on Form 6-K furnished by us to the SEC on March 21, 2025 and March 24, 2025, April 9, 2025, and May 1, 2025, May 6, 2025, and May 14, 2025, May 19, 2025, May 20, 2025, May 22, 2025, May 27, 2025, and June 17, 2025, July 15, 2025, August 4, 2025, September 22, 2025, September 26, 2025, October 7, 2025, October 9, 2025 (Film No. 251383869), October 14, 2025 (Film No. 251389944), October 14, 2025 (Film No. 251391690) and October 16, 2025;

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Exhibit 99.2 (except for Sections 1.1, 1.2, 2.2.3, 2.2.4, 2.3.1, and 2.4) and Exhibit 99.3 to the Report on Form 6-K furnished by us to the SEC on September 9, 2025; and

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the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on May 18, 2023, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Ordinary Shares,” including any subsequent amendment or any report filed for the purpose of updating such description.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.
We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:
SEALSQ Corp
Avenue Louis-Casaï 58
1216 Cointrin
Switzerland
Tel: 011-41-22-594-3000
Fax: 011-41-22-594-3001
The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also generally make available on our own website (www.sealsq.com) our half-year and year-end financial statements as well as other information.
As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.sealsq.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

22,913,630 Ordinary Shares
Pre-funded Warrants to purchase up to 7,500,000 Ordinary Shares
7,500,000 Ordinary Shares issuable upon exercise of the Pre-funded Warrants
Class E Warrants to purchase up to 60,827,260 Ordinary Shares
60,827,260 Ordinary Shares issuable upon exercise of the Class E Warrants of
SEALSQ Corp

Prospectus Supplement
Maxim Group LLC

March 15, 2026